As filed with the Securities and Exchange Commission on  May 28 , 2010
Registration Number 333-162580

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.   6 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pebble U. S. Market Fund, L.L.C.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	6799	27-0743658
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3500 N. Causeway Blvd., Ste. 160
Metairie, LA 70002
(504) 401-0179
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Philippe J. Langlois
909 Poydras St., Ste 2300
New Orleans, LA 70112
(504) 569-7144
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:     June 11,  2010 .

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Units, Series A	100,000	$1,000.00	$100,000,000.00	$5,580.00

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

Part I – Information Required in Prospectus

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.	Cover Page

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.	Table of Contents - Inside Cover Page; Prospectus Delivery Obligation – Back Outside Cover

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.	Summary, p. 1; Address and telephone number, Cover Page; Risk Factors, p. 6

Item 4. Use of Proceeds.	Use of Proceeds, p. 19;

Item 5. Determination of Offering Price.	Cover Page

Item 6. Dilution.	Not Applicable

Item 7. Selling Security Holders.	Not Applicable

Item 8. Plan of Distribution.	Cover Page; Summary, p. 1

Item 9. Description of Securities to be Registered.	Cover Page, Summary, p. 1

Item 10. Interests of Named Experts and Counsel.	Certain Legal Matters, p. 27; Experts, p. 27

Item 11. Information with Respect to the Registrant.
Cover Page; Summary p. 1; Pebble Asset Management, L.L.C., p. 10; Reports, p. 5; Other Risks, p. 8; Index to Financial Statements, p. 28 ; Management Discussion and Analysis of Financial Condition, p. 12; Quantitative and Qualitative Disclosures About Market Risk, p. 13; Fund Charges, p. 3;

Item 11A. Material Changes.	Not Applicable

Item 12. Incorporation of Certain Information by Reference.	Not Applicable

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.	Indemnification and Standard of Liability, p.17

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

i

PROSPECTUS AND DISCLOSURE DOCUMENT
DATED May 28 , 2010

PEBBLE U.S. MARKET FUND, L.L.C.

$100,000,000 SERIES A

UNITS OF LIMITED LIABILITY COMPANY INTEREST

The Offering

Pebble U.S. Market Fund, L.L.C. (“Fund”), a Louisiana limited liability company, is offering a series of limited liability company units (“Units”) of up to a maximum value of $100,000,000. The Units are publically offered and registered with the Securities and Exchange Commission under the Securities Act of 1933. Throughout the initial public offering period, the time period when Units of the Fund may be purchased prior to the commencement of operations, Units will be sold at a value of $1,000.00 per unit. Thereafter, Units will be sold at net asset value. The Fund is offering Units at a price of month-end net asset value per Unit. The offering will be conducted on a continuous basis for a maximum three year period ending May 31, 2013 or until all Units have been sold or the Fund is closed by the commodity pool operator, Pebble Asset Management, L.L.C. (PAM), who reserves the right to close the fund prior to all units being sold. No up-front underwriting discount or commissions apply. Subscription proceeds are held in a segregated account at Capital One (Bank), NA until released to the Fund. Subscription proceeds for the initial public offering period will be held for a maximum of 30 days prior to the commencement of trading. The Fund must have $400,000 in minimum aggregate subscriptions to commence trading. Subscription proceeds will be returned after 30 days should the Fund not reach the $400,000 minimum during the initial public offering period. During the continuous offering period, there is no minimum number of Units that must be sold for funds to be released from the subscription account and Units to be issued at the end of each month

Certain Risks of Investing in the Fund

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 6.

▪
The Fund is speculative and, at times may be highly leveraged. The Fund will acquire positions with face amounts substantially greater than the Fund’s total equity. Leverage magnifies the impact of both gains and losses.

▪	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.
▪	You could lose all or substantially all of your investment in the Fund.
▪	PAM has total trading authority over the Fund. The use of a single advisor could mean lack of diversification and, consequently, higher risk.
▪	There are conflicts of interest with the choice of PAM to manage, operate, and solicit investors for the Fund. Please see “Conflicts of Interest” beginning on page 16.
▪	Neither this pool operator nor any of its trading principals has previously operated any other pools or traded any other accounts.
▪
There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions” on page 4 or page 20 for details on the restrictions on the redemption rights. The Fund does not presently intend to make distributions.

▪
Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, PAM may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. See the Section entitled “Pebble U. S. Market Fund, L. L. C. Operating Agreement” on page 20 and “Pebble U.S. Market Fund, L.L.C.  Form of Operating Agreement” attached hereto as Exhibit A for further discussion of the rights and limitations of Investors.

▪	Substantial expenses must be offset by trading profits and interest income for the Fund to be profitable.

Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information. Additional disclosure documents can be downloaded at no charge from the Fund website, www.pebbleus.com.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORYAND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 3 AND 4 AND 18 THROUGH 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 THROUGH 10.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. THE FUND’S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

The Fund is a reporting company required to file quarterly 10-Q reports, annual 10-K reports, 424(b)(3) reports, and other reports as needed describing material changes in the Fund. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Information about the Fund and all filings will be posted, free of charge, as soon as reasonably practicable after filing on the website (www.pebbleus.com) for public viewing, copying, and/or downloading.

The books and records of Pebble U.S. Market Fund, L.L.C. and Pebble Asset Management, L.L.C. will be kept electronically in compliance with Title 17: Commodity and Securities Exchanges; Part 1 – General Regulations Under the Commodities Exchange Act §1-31. Access to the books and records is available through any principal of the firm. The main business address of Pebble U.S. Market Fund, L.L.C. and Pebble Asset Management, L.L.C. is shown below.

PEBBLE ASSET MANAGEMENT, L.L.C.
Manager
3500 N. Causeway Blvd., Suite 160
Metairie, LA 70002
504-401-0179

TABLE OF CONTENTS

SUMMARY	1
General	1
Minimum Investment	1
How to Subscribe for Units	1
Suitability Guidelines	1
Risk Factors to Consider Before Investing	2
Pebble Asset Management	3
Fund Charges	3
Pebble Asset Management	3
Referring Advisors	3
Brokerage Fees	4
Breakeven Analysis	4
Distributions and Redemptions	4
Federal Income Tax Aspects	4
Reports	5
Organizational Chart	5
RISK FACTORS	6
Market Risks	6
Investment in the Fund Could Result in a Total Loss for an Investor	6
The Fund, at Times may be Highly Leveraged	6
Investment in the Fund is Highly Illiquid and Redemptions are Limited	7
Illiquidity of the Markets May Cause Loss to Investors	7
Non-Correlated, Not Negatively Correlated, Performance Objective	7
Trading Risks	7
Pebble Asset Management, L.L.C. Analyzes Only Technical Market Data	7
Speculative Position Limits May Alter Trading Decisions for the Fund	7
Inability to Trade or Report Due to Computer System Failure	7
Increase in Assets Under Management May Affect Trading Decisions	7
Another Company Using Substantially the Same Systems and Methods for Trading	8
Fund Trading is Not Transparent	8
Tax Risks	8
Investors are Taxed Based on Their Share of Profits	8
Tax Could Be Due From Investors Despite Overall Losses	8
Deductibility of Management and Performance Fees	8
Other Risks	8
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change	8
Failure of Brokerage Firms; Disciplinary History of Clearing Brokers	8
Investors Must Not Rely on Past Performance of the Fund or Pebble Asset Management in Deciding Whether to Purchase Units	9
There Exists Conflicts of Interest Between the Fund and the Manager	9
Independent Experts Engaged by PAM and the Fund Do Not Represent Investors	9
Reliance on Pebble Asset Management	9
The Fund May Close Prior to the Subscription of All Units	9
The Fund May Terminate Prior to of the Subscription of All Units	9
The Fund is Not a Regulated Investment Company	9
Proposed Regulatory Change is Impossible to Predict and Changes May Alter Fund Trading and Performance	9
Units Purchased in the Fund Have Restrictions on Transferability	10
A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund	10
Fund Assets Committed to Margin	10
PEBBLE ASSET MANAGEMENT, L.L.C.	10
Description	10
The Trading Advisor	11
Trading Systems	11
Potential Inability to Trade or Report Due to Systems Failure	11
Code of Ethics	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	12
Introduction	12
Capital Resources	12
Liquidity	12
Off-Balance Sheet Risk	12
Off-Balance Sheet Arrangements	12
Contractual Obligations	12
Critical Accounting Policies — Valuation of the Fund’s Positions	13
Disclosure Controls and Procedures	13
Internal Controls Over Financial Reporting	13
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	13
Introduction	13
Past Results Not Necessarily Indicative of Future Performance	13
Standard of Materiality	13
Quantifying the Fund’s Trading Value at Risk	13
Quantitative Forward-Looking Statements	13
The Fund’s Trading Value at Risk in Different Market Sectors	14
Material Limitations on Value at Risk as an Assessment of Market Risk	14
Non-Trading Risk	14
Qualitative Disclosures Regarding Primary Trading Risk Exposures	15
Stock Indices	15
Agricultural Market	15
Currencies	15
Metals	15
Interest Rates	15
Energy	15
Qualitative Disclosures Regarding Non-Trading Risk Exposure	15
General	15
Treasury Bill Positions	16
Qualitative Disclosures Regarding Means of Managing Risk Exposure	16
CONFLICTS OF INTEREST	16
Pebble Asset Management, L.L.C.	16
Introducing Brokers	16
The Clearing Brokers	17
The Referring Advisors	17
Fiduciary Duty and Remedies	17
Indemnification and Standard of Liability	17
CHARGES	18
Management Fee	18
Performance Fee	18
Operating and Offering Expenses	18
Brokerage Commissions and Fees	19
Referring Advisors	19
USE OF PROCEEDS	19
THE INTRODUCING AND CLEARING BROKERS	19
TradeStation Securities, Inc	19
R J O’Brien & Associates	20
DISTRIBUTIONS AND REDEMPTIONS	20
Distributions	20
Redemptions	20
Net Asset Value	20
PEBBLE U S MARKET FUND, L.L.C. OPERATING AGREEMENT	20
Organization and Limited Liabilities	20
Description of the Fund Units	20
Management of Fund Affairs	21
Sharing of Profits and Losses	21
Federal Tax Allocations	21
Dispositions	21

v

Dissolution and Termination of the Fund	21
Amendments and Meetings	21
Indemnification	22
Reports to Unit Holders	22
FEDERAL INCOME TAX ASPECTS	22
Tax Status of the Fund	22
Taxation of Unit Holders on Profits and Losses	23
Deduction of Losses by Unit Holders	23
“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss	23
Unit Redemptions	23
Potential Consequences of Redemptions and Transfers of Units	23
Gain or Loss on Section 1256 Contracts	23
Tax on Capital Gains and Losses	24
Interest Income	24
Limited Deduction for Certain Expenses	24
Syndication Fees	24
Investment Interest Deductibility Limitations	24
Unrelated Business Taxable Income	24
Taxation of Foreign Unit Holders	24
IRS Audits of the Fund and its Unit Holders	25
State and Other Taxes	25
INVESTMENTS BY EMPLOYEE BENEFIT PLANS	25
General	25
“Plan Assets”	25
Ineligible Purchasers	26
PLAN OF DISTRIBUTION	26
Units will be sold directly by the Fund	26
Subscription Procedure	26
Representations and Warranties of Investors in the Subscription Documents	27
Minimum Investment	27
The Referring Advisors	27
The Solicitation Advisors	27
CERTAIN LEGAL MATTERS	27
EXPERTS	27
INDEX TO FINANCIAL STATEMENTS	28
PART TWO —STATEMENT OF ADDITIONAL INFORMATION COVER PAGE	40
PART TWO —STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS	41
STRATEGY	42
Market Diversification	42
Technical Trading Systems	42
Trend Following	42
Additional Information	42
Trading Manager’s Performance	42
Table 1 – Actual performance with no fees, except brokerage fees, including interest	42
Table 2 – Actual performance including maximum fees as would have been charged according to the prospectus	43
Notes to Trading Manager’s Performance	44
WHY A MANAGED FUTURES FUND?	45
WHY NOW?	45
HISTORICAL LOW-CORRELATED PERFORMANCE	45
THE FUTURES MARKETS	45
REGULATION	46
Margin	46
POTENTIAL ADVANTAGES OF FUTURES FUND INVESTMENTS	46
Profit Potential	46
Interest Credit	46
Ability to Profit or Lose in a Rising or Falling Market Environment	46
Professional Trading	47

Convenience	47
Liquidity	47
Limited Liability	47
POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS	47
Lack of Diversification	47
Selection of Brokers and Clearing Firms	47
Potentially Higher Fees	47
Lack of Transparency	47
Performance History	47

EXHIBITS
Exhibit A: Pebble U S Market Fund, L.L.C. Form of Operating Agreement	A
Exhibit B: Pebble U S Market Fund, L.L.C. Subscription Representations	B
Exhibit C: Pebble U S Market Fund, L.L.C. Subscription Documents	C
Exhibit D: Pebble U S Market Fund, L.L.C. Request for Transfer Form	D
Exhibit E: Pebble U S Market Fund, L.L.C. Request for Redemption	E
Exhibit F: Pebble U S Market Fund, L.L.C. Delivery Instructions	F

An electronic version of this Prospectus is available on a dedicated web site (http://www.pebbleus.com) being maintained by Pebble Asset Management, L.L.C.

SUMMARY

General

Pebble U.S. Market Fund, L.L.C. (the “Fund”), a Louisiana limited liability company organized in August 2009, is offering units of ownership in the Fund (“Units”). The Fund will trade speculatively in the U.S. futures markets. Specifically, the Fund trades in a portfolio of futures contracts on U.S. exchanges only. The trades are placed using proprietary, computerized trading systems. The Fund trading systems are licensed to PAM. The systems are monitored by PAM, the fund manager. PAM has the option to manually or automatically initiate purchase and sell orders based on trading signals but may not trade contrary to the signals of the trading system. The Fund’s strategy is based on the consistent implementation of the PAM philosophy of market diversification, money management, and trend-following based on technical analysis of each market. PAM is continually formulating and testing new strategies and approaches within the framework of its philosophy striving to achieve the overall investment objective of the Fund. PAM reserves the right to trade other pools and/or funds. The trading methodology and leverage is identical to the systems used since August 2006 by Tim Skarecky, a member and manager of PAM, for his personal account. Performance information for Mr. Skarecky’s personal account is shown beginning on page 46. Neither PAM nor any of its trading principals has previously operated any other pools or traded any other accounts.

The Fund will trade in a portfolio of futures contracts on U.S. exchanges only. Futures contracts are currently traded on the following U.S. exchanges: CME Group (formerly Chicago Board of Trade and Chicago Mercantile Exchange), Intercontinental Exchange, New York Mercantile Exchange, Minneapolis Grain Exchange, Kansas City Board of Trade, and NYSE LIFFE (US contracts only). In addition to the exchanges listed, the Fund may trade futures contracts on any CFTC/SEC recognized US exchange. The traded futures market sectors include, but are not limited to, futures contracts on Stock Indices, Financial Futures, Currencies, Agricultural Products, Energy, and Metals markets. A more specific list of contracts traded can be found in the strategy section beginning on page 46. The Fund analyzes and trades in market sectors with low correlation to each other. The level of liquidity in each market is reviewed for ease of order execution in opening and closing positions. Although there is an overriding philosophy of diversification among markets traded, a majority of the Fund’s market exposure may be concentrated in only one or two market sectors from time to time. The methodology primarily uses trend following technical trading strategies. The duration of these trends vary widely and can last from days to months. The technical trading strategies are designed to identify recurring market patterns that offer higher than average reward potential to the risks assumed based on historical data. In addition, each trading strategy includes a defined stop-loss level to help protect the assets from an unexpected and catastrophic loss of capital. Although there is no guarantee that a stop-loss would be effective in preserving assets in all circumstances, it is generally considered an effective money management tool and a prudent management technique in the unpredictable and volatile futures, currency, and commodity markets.

The Units offered are limited liability company membership interests. These units have no dividend rights, are not convertible into any other securities, and do not carry any preemptive rights. A Unit holder is entitled to vote for each Unit owned on voting matters which are submitted to Unit holders.

The Units may be redeemed by the investor at the end of each month. However, to effect such a redemption, an investor must give the company prior written notice before the 5th business day prior to the end of the month to process such a redemption request. See “Distributions and Redemptions” on page 20 for further information regarding redemption rights.

The Fund’s Operating Agreement provides investors the ability to vote on certain enumerated matters such as 1) amending the Operating Agreement with respect to the Fund without the consent of PAM; 2) dissolving the Fund; 3) terminating contracts with PAM; 4) removing and replacing PAM as Manager; and 5) approving the sale of the Fund’s assets.  Unit holders are entitled to one vote for each Unit owned. See Sections 5 and 18 of the Form of Operating Agreement for further information regarding voting rights.

Minimum Investment

Minimum initial investment in the Fund is $5,000 for initial membership Units. Persons/entities that are existing owners of Units in the Fund may make additional investments of at least $1,000.

How to Subscribe for Units

▪
Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Documents. See Exhibit C – Subscription Documents. Read the Prospectus along with all exhibits and the Subscription Documents carefully before you decide whether to invest.

▪	The Fund is offering subscriptions continuously on a monthly basis. The offering period can be closed to new investors, existing investors, or both at the sole discretion of PAM.
▪
Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Upon reaching the $400,000 investment minimum, the Fund will accept approved subscriptions once payments are received. Unit subscriptions will be cleared at the applicable month-end net asset value. No Units will be issued until the investor meets the initial investment level or existing Unit holders meet the additional investment level.

▪
The Units are offered directly by the Fund to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.pebbleus.com). PAM, as Manager of the Fund, intends to engage in marketing efforts through media which may include but is not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events.

Suitability Guidelines

The primary objective of the Fund is to achieve capital appreciation over time. An investment in Units of the Fund may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally uncorrelated to traditional securities investments. An investment in this Fund is speculative and involves a high degree of risk. The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio. IT IS NOT A COMPLETE INVESTMENT PORTFOLIO BY ITSELF. An investment in the Fund should be limited to 10% or less of an investor’s overall portfolio. You must, at a minimum, have:

▪	Net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
▪	net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

Institutional investors, including foundations, trusts, public funds, corporations, partnerships, limited liability companies, and all other business structures, must have a minimum net worth of $250,000 to invest in the Fund.

A number of jurisdictions in which the Units are offered or may be offered in the future impose higher minimum suitability standards on prospective investors. The suitability standards are regulatory minimums only. Just because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND. The only exception to the 10% maximum investment applies to the principals and immediate family members of the principals of PAM, the commodity pool operator. Principals and immediate family members may invest more than 10% of their net worth in the Fund without limitation. Immediate family is defined as spouse, siblings, parents, and children of the principal.

Risk Factors to Consider Before Investing

▪
Units of the Fund are a highly volatile and speculative investment. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

▪
For every gain made in a futures transaction, the opposing side of that transaction will have an equal and offsetting loss. The Fund will, from time to time, likely experience drawdown. Drawdown is a general down period in the Fund’s value over time shown as the difference between the high value and low value for the given down period.

▪
The Fund trades in futures contracts. The Fund is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that counterparties will not be able to meet its obligations to the Fund.

▪	There is no secondary market for Units of the Fund and it is not anticipated that any such market will develop.
▪
PAM is both the Manager and trading advisor of the Fund and its fees and services have not been negotiated at arm’s length. PAM has a disincentive to replace itself as commodity pool operator, even if doing so may be in the best interests of the Fund.

▪
PAM, the Fund’s clearing brokers and their respective principals and affiliates, may trade in futures markets for their own accounts and may take positions opposite or ahead of those taken for the Fund.

▪	PAM’s principals are not obligated to devote any minimum amount of time to the Fund.
▪	Owners of Units take no part in the management of the Fund, and the past performance of PAM, its principals, or the Fund is not necessarily indicative of future results of the Fund.
▪
PAM will be paid a monthly management fee equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund, regardless of profitability. PAM will also be paid monthly performance fees equal to 15.00% of aggregate cumulative net appreciation of the Fund above its previous highest value, excluding interest income, in net asset value, if any.

▪	The Fund is a single-advisor fund which may be more volatile than multi-advisor managed futures products.
▪
Units may only be redeemed on a monthly basis on the last day of the month, upon ten business days’ written notice. You may transfer or assign your Units after 30 days’ advance written notice. The transfer will be completed only with the consent of PAM, which may not be given if such transfer may result in adverse legal or tax consequences for the Fund.

▪
PAM does not presently intend to make distributions from the Fund. You will be liable for taxes on your share of trading profits and other income of the Fund. For U.S. federal income tax purposes, if the Fund has taxable income for any year, that income will be taxable to you in accordance with your allocable share of income from the Fund in which you invest even though PAM does not presently intend to make distributions from the Fund.

▪	NEITHER THIS COMMODITY POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
▪
Trading positions in futures contracts or other commodity interests by commodity pools are generally required to be secured by the deposit of margin funds representing a small percentage of the contract’s entire face value.  This allows commodity pools to leverage their assets by purchasing or selling futures contracts that have an aggregate value exceeding the commodity pool’s assets.  While this may increase the commodity pool’s profits, the commodity pool can also realize significant losses as a result of small adverse movements in the price of the futures contract.  At times, the Fund may be highly leveraged in this manner.

▪	PAM utilizes proprietary trading systems for the Fund.

▪
The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility of a portfolio. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio or not produce losses. The Fund’s profitability also depends on the success of PAM’s trading strategies.

▪
Investors in the Fund get the advantage of limited liability in highly leveraged trading. Investors’ liability is limited to the amount of investment in the Fund. Investors will not be required to make additional investments in the Fund. However, an Investor may be required to return any amounts wrongfully returned or distributed to him or her pursuant to Louisiana law. See Exhibit A “Form of Pebble U. S. Market Fund, L.L.C. Operating Agreement” Section 12(iii) for details on the limited liability procedures in place to limit investors’ liability.

Pebble Asset Management, L.L.C.

PAM, the Manager and Commodity Pool Operator for the Fund, is responsible for the trading, administration, operations, compliance, record keeping, and marketing for the Fund.

The Manager, including the principals of PAM, agrees that at all times so long as it remains Manager of the Fund, it will maintain an aggregate net worth in the Fund at the lesser of an amount not less than 1% or $250,000 of the total contributions to the Fund by all Unit holders and to any other Commodity Pool for which it acts as a Manager by all Unit holders; provided, however, that in no event may the Manager’s, inclusive of principal’s, aggregate net worth in the Fund be less than $250,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the Manager obtains an opinion of counsel that a proposed modification will not adversely affect the treatment of the Fund for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

Fund Charges

The Fund charges and expenses must be offset by trading gains and interest income in order to avoid depletion of Fund assets. There are no penalties or charges applied upon the redemption of Units.

Pebble Asset Management, L.L.C. (PAM)
▪	The Fund will pay PAM a monthly management fee equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund.
▪	15.00% of new appreciation of the Fund’s net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.
▪
Up to 1.50% of net assets in the Fund per year for operating and offering expenses such as accounting, auditing, legal, blue sky expenses, filing fees, printing and employee costs in connection with this offering, not to exceed the amount of actual expenses incurred. Operational and offering expenses in excess of 1.50% on an annual basis will be paid by PAM. PAM will be reimbursed for operating and offering expenses advanced to the Fund. The Fund will not exceed the maximum of 1.50% of net assets in the Fund per year to cover both current and reimbursable operating and offering expenses.

Referring Advisors

The Fund is designed to be part of an overall investment portfolio recommended as part of an asset-based fee program through state or SEC registered investment advisors. An asset-based fee program is an account managed by a professional asset manager where the client is charged a percentage fee on the value of the assets in the account in lieu of a commission on transactions. Investors have the right to negotiate the advisory fee between the investor and referring registered investment advisory firm. The Fund is not a party to the negotiation or advisory fee charged and has no responsibility to either party as to billing or refunding advisory fees. Registered Investment Advisors must sign a Referring Advisor Agreement with the Fund prior to referring any investors to the Fund.

Brokerage Fees

Transaction fees are estimated to be an average of $6.00 per round-turn transaction including applicable National Futures Association (“NFA”) and exchange fees for brokerage commissions. The actual transaction fees will vary by market. The Fund maintains the investment account at R.J. O’Brien (RJO) through TradeStation Securities, Inc. (TradeStation). TradeStation provides trade execution. RJO provides custody of assets, trade clearance, trade notification, and monthly statements for the Fund. Brokerage commissions and transaction fees charged on round-turn transactions are paid directly to TradeStation as part of the trade transaction. PAM does not receive any part of the commission or fee charged as part of the execution and clearing of trades.

Breakeven Analysis

The following table shows the fees and expenses that an investor would incur on an initial investment of $5,000 in the Fund and the amount that such investment must earn to break even after one year.

Fund Units

Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	2.00%	$100.00
Manager Performance Fees (1)	0.00%	$ 0.00
Operating and Offering Expenses (2)	1.50%	$75.00
Brokerage Fees (3)	0.27%	$13.50
Less Interest Income (4)	(0.25%)	($12.50)
TWELVE-MONTH BREAKEVEN	3.52%	$176.00

(1) No performance fees will be charged until breakeven costs are met. However, because PAM’s performance fee is payable monthly, it is possible for PAM to earn a performance fee during a break-even or losing year if, after payment of a performance fee, the Fund incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.
(2) The operating and offering expenses are a maximum of 1.50% per year not to exceed the amount of actual expenses incurred. This figure includes, but is not limited to, organizational costs, accounting, auditing, legal, printing, employee costs, and other expenses directly related to offering of the product.
(3) Assumes 450 round-turn transactions for the Fund per million dollars per year at an average rate of $6 per transaction. The fund will be charged the actual trading and clearing expenses incurred. Over time, the trading and clearing expenses may be higher or lower than shown above. The rates are determined by the exchanges, trading , and clearing firms. All trades for the Fund will be executed on U.S. exchanges.
(4) Estimated on the basis of the recent results of the 26-week treasury auction conducted by the Department of the Treasury. Results are rounded to the nearest quarter percentage point. The twelve-month break-even points shown are dependent on interest income of 0.25% per annum. If interest income earned is less, the Fund will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.25% over any twelve month period.

Distributions and Redemptions

The Fund is intended to be a medium-to-long-term, i.e. 5-year or more minimum, investment time horizon. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon 10 business days’ written notice to PAM on a Request for Redemption form. Request for Redemption forms can be downloaded or printed from the Fund’s website, www.pebbleus.com. However, PAM may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. PAM does not intend to make any distributions from the Fund.

Federal Income Tax Aspects

The Fund is organized as a limited liability company and classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Fund whether or not you redeem Units or receive distributions from the Fund.

The Fund invests in futures contracts. Any gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on the Fund’s interest income even though your overall investment in the Fund has been unprofitable. Please consult your tax professional for any questions relating to the tax effects of investing in the Fund.

In addition to the federal income tax consequences described above, the Fund and the Unit holders may be subject to various state, local, and other taxes.

Reports

PAM will distribute a monthly report of the Fund to investors within 30 calendar days after the end of each month. PAM will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year. The financial information distributed to Unit holders of the Fund will be completed by an independent certified public accountant. The Fund financial information and systems will be audited and an opinion expressed by an independent auditor or certified public accountant on an annual basis. Fund results and financial reports will be posted on the Fund website (www.pebbleus.com) within 30 calendar days after the end of each month and the annual report will be posted within 90 calendar days after the end of the fiscal year. Commodity Futures Trading Commission (“CFTC”) rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of the Fund. PAM is both the Manager and Commodity Pool Operator for the Fund. Pebble Management Group, LLC (“PMG”), an SEC registered investment advisor (“RIA”), is an affiliate of PAM and referring advisor to the Fund. It is required to execute the referring advisor agreement and is treated the same in all respects as any unaffiliated RIA. It is separated from the Referring RIA Firms in the organization chart because of the affiliation with the Fund. The referring RIA firms (other than PMG) and clearing brokers are not affiliated with PAM or the Fund. An updated list of referring RIA firms that have executed a referring advisor agreement can be found on the Fund’s website, www.pebbleus.com.

RISK FACTORS

Market Risks

Investment in the Fund Could Result in a Total Loss for an Investor

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The Fund, at Times May be Highly Leveraged

The amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures contract position is typically about 1% to 10% of the total value of the contract. The Fund will be able to hold positions with face values equal to several times the Fund’s net assets. The target ratio of margin to equity for the Fund is approximately 25%, but can range from 0% to 50% due to factors such as market volatility and changes in margin requirements. As a result of this leveraging, even a small adverse movement in the price of a contract can cause major losses. PAM is not limited by the amount of leverage it may employ.

Investment in the Fund is Highly Illiquid and Redemptions are Limited

There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Fund and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, PAM may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See Exhibit A, “Form of Pebble U.S. Market Fund, L.L.C. Operating Agreement.”

Illiquidity of the Markets May Cause Loss to Investors

In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to execute the trading system. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur. Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

Non-Correlated, Not Negatively Correlated, Performance Objective

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performances of futures contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures markets are fundamentally different from the securities markets in that for every gain made in a futures transaction, the opposing side of that transaction will have an equal and off-setting loss. If the fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of the Fund and the Fund may have no gains to offset your losses from other investments.

Trading Risks

PAM Analyzes Only Technical Market Data

The proprietary trading systems used by PAM for the Fund are technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends. Price trends are sustained movements, up or down, in futures prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Fund being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. PAM’s historic price analysis could establish positions on the wrong side of the price movements caused by such events during such periods.

Speculative Position Limits May Alter Trading Decisions for the Fund

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by PAM, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of PAM’s trading decisions for the Fund or force liquidation of certain futures positions. If the aggregate position limit is exceeded, PAM will be forced to partially close the position to within position limits.

Inability to Trade or Report Due to Computer System Failure

The trading systems used by PAM to trade for the Fund are computer-based. PAM’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Systems failures, whether due to third party failures upon which such systems are dependent or the failure of PAM’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could cause a temporary delay in reports to investors.

Increase in Assets Under Management May Affect Trading Decisions

The more assets PAM manages, the more difficult it may be for PAM to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require PAM to modify its trading decisions for the Fund which could have a negative effect on your investment. PAM reserves the right to close the Fund prior to the subscription of all $100,000,000 in authorized units for any reason, including a significant change in strategy due to increased assets under management.

Another Company Using Substantially the Same Systems and Methods for Trading

Commodity pool operators and trading advisors use trading systems and programs to trade on behalf of their clients. Other companies or advisors using the substantially the same trading systems and methods could cause greater price fluctuation and movement in the price of the futures contracts traded by PAM. Such increases in price fluctuation and movement could adversely affect the prices and performance of the Fund. PAM has made no application to patent its proprietary trading system, technology or business methods. Therefore, the Fund may have difficulty in monitoring unauthorized use of this information. Additionally, third parties may independently develop business methods and technology similar in nature to that of the Fund, or may attempt to claim that the Fund, or its Manager, has violated their intellectual property rights. This would cause the Fund to defend such claims. Even if successful, the Fund may incur significant costs as a result of such litigation, divert resources away from the Fund,  cause it to change its proprietary trading system or enter into a licensing or royalty agreements, or, even lead to the termination of the Fund.

Fund Trading is Not Transparent

PAM makes all trading decisions for the Fund. While PAM receives daily trade confirmations from the clearing brokers, only the Fund’s net trading results are reported to Unit holders and only on a monthly basis. An investment in the Fund does not offer Unit holders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Tax Risks

INVESTORS SHOULD CONSULT THEIR OWN COUNSEL, ACCOUNTANTS, AND BUSINESS ADVISORS AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES.  INVESTORS ARE RESPONSIBLE FOR THE RESPECTIVE FEES OF THEIR OWN COUNSEL, ACCOUNTANTS OR OTHER ADVISORS.

Investors are Taxed Based on Their Share of Profits

Investors are taxed each year on their share of the Fund’s profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from the Fund. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

Tax Could Be Due From Investors Despite Overall Losses

Investors may be required to pay tax on their allocable share of ordinary income, which in the case of the Fund is the interest income, even though the Fund incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, and such person has no other capital gains or losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Deductibility of Management and Performance Fees

Although the Fund treats the management fees and performance fees paid and other expenses as ordinary and necessary business expenses, upon audit the Fund may be required to treat such fees as “investment advisory fees” if trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were investment advisory fees, a Unit holder’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund’s capital gain or as an increase in capital loss. If the management and performance fees were so treated, a Unit holder’s tax liability would likely increase.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on profitability. Included in these charges are management, operating and offering, and brokerage fees.

Failure of Brokerage Firms; Disciplinary History of Clearing Brokers

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, the Fund could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury Bills deposited by the Fund with the clearing broker as margin) was held by the clearing broker. In addition, the clearing brokers may become bankrupt as a result of the inability of another customer or the clearing brokers to satisfy substantial deficiencies in such other customer’s account. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Introducing and Clearing Brokers” at page 19.

Investors Must Not Rely on Past Performance of the Fund or PAM in Deciding Whether to Purchase Units

The Fund currently has no trading history. The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future. While the Fund will utilize the proprietary trading system developed by Mr. Skarecky, this system also has a limited trading history. Past performance of a trading program is not necessarily indicative of future results.

There Exists Conflicts of Interest Between the Fund and the Manager

The Fund is subject to numerous actual and potential conflicts of interest, including: (1) PAM will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the proprietary trading of PAM, its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (3) the compensation that the referring advisors receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest” beginning on page 16.

Because PAM has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. PAM cannot assure that conflicts of interest will not result in losses for the Fund.

Independent Experts Engaged by PAM and the Fund Do Not Represent Investors

PAM has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the Unit holders in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

Reliance on Pebble Asset Management, L.L.C.

The incapacity of PAM’s principals could have a material and adverse effect on PAM’s ability to discharge its obligations under the Fund Operating Agreement (the “Operating Agreement”). Neither PAM nor its principals are under any obligation to devote a minimum amount of time to the Fund, which is the first publicly-offered fund managed by PAM. Neither this pool operator nor any of its trading principals has previously operated any other pools or traded any other accounts.

The Fund May Close Prior to the Subscription of All Units

PAM reserves the right to close the Fund to new subscriptions for any reason at any time. PAM currently has no intention of making distributions from the fund, but reserves the right to distribute part or all of the assets at any time with no notice required.

The Fund May Terminate Prior to the Subscription of All Units

As Manager, PAM may withdraw upon 120 days’ notice, which would cause the Fund to terminate unless a substitute Manager was obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated terms. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of PAM or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to the Fund.

The Fund is Not a Regulated Investment Company

Although PAM is subject to regulation by the CFTC, the fund is not an investment company subject to the Investment Company Act of 1940. You do not have the protections afforded by the Investment Company Act of 1940 which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

Proposed Regulatory Change is Impossible to Predict and Any Changes May Alter Fund Trading and Performance

The futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Units Purchased in the Fund Have Restrictions on Transferability

An investor may transfer or assign its Units only upon 30 days’ prior written notice to PAM. The Units are not redeemable from notice date through the completion date of the transfer of Units. Since 30 days’ written notice is required, the Units would not be redeemable during any regular redemption period which falls within the 30 day period. The request will be accepted if PAM is satisfied that the transfer complies with applicable laws and would not result in the termination of the Fund for federal income tax purposes.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

The Fund is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is anticipated that the Fund may have a greater profit potential than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. PAM may retain additional trading advisors on behalf of the Fund in the future.

Fund Assets Committed to Margin

The Fund may commit a maximum of 50% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets.

PEBBLE ASSET MANAGEMENT, L.L.C.   (PAM)

Description

PAM is the Manager and commodity pool operator of the Fund. It is a Louisiana limited liability company with offices located at 3500 N. Causeway Blvd., Suite 160, Metairie, LA 70002 and its telephone number is (504) 401-0179. The books and records of the Fund and PAM will be kept electronically in compliance with Title 17: Commodity and Securities Exchanges; Part 1 – General Regulations Under the Commodities Exchange Act §1-31. Access to the books and records is available through any principal of the firm. The main business address of the Fund and PAM is shown above. Its sole business is the trading and management of commodity pools and advisory accounts. It has been registered with the CFTC as a commodity pool operator since August 20, 2009 and was approved as a member of the NFA on September 1, 2009. Tim Skarecky and Richard Clement own 50% each of PAM and 50% each of the affiliate, PMG.

The principals of PAM are Tim Skarecky and Richard Clement. Mr. Skarecky is responsible for the firm’s trading decisions through the implementation of proprietary trading systems. The principals of PAM intend to purchase Units. It is expected that the trading principal will maintain a minimum 10% of his net worth in the Fund at all times. The Manager, including the principals of PAM, agrees that at all times so long as it remains Manager of the Fund, it will maintain an aggregate net worth in the Fund at the lesser of an amount not less than 1% or $250,000 of the total contributions to the Fund by all Unit holders and to any other Commodity Pool for which it acts as a Manager by all Unit holders; provided, however, that in no event may the Manager’s, inclusive of principal’s, aggregate net worth in the Fund be less than $250,000 nor will it be required to be more than $1,000,000. To date, there have not been any material administrative, civil or criminal proceedings brought against PAM or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals electronically and at the address shown above in this section.

Tim Skarecky, age 40, is a founder, 50% owner, and Manager of PAM. He was approved as a listed principal with PAM by the CFTC on August 17, 2009 and was registered as an associated person with the CFTC and accepted as a NFA associate member on September 17, 2009. Mr. Skarecky is a member of the Chicago Board of Trade. He graduated from the University of Alabama in December, 1992 with a Bachelor’s Degree in Finance. He has been self employed trading futures in various capacities since graduation in December, 1992. He developed and has been trading his proprietary trading program since August 2006.

Richard Clement, age 41, is a founder and Chief Compliance Officer of PAM. He was approved as a listed principal with PAM by the CTFC on August 20, 2009 and was registered as an associated person with the CFTC and accepted as a NFA associate member on September 1, 2009. Mr. Clement has over 14 years experience in the financial industry. He graduated from the University of Alabama in December of 1992 with Bachelor’s Degree in Statistics. He serves as Manager of PMG, an affiliated registered investment advisory firm, since July 2009 and PEC Capital Partners, L.L.C., an independent consulting and public speaking firm, since November 2005. Clement also serves as an arbitrator for FINRA Dispute Resolution since March 2007 and the National Futures Association since October 2009. Past experience includes director of operations and administration with Pan American Financial Advisers, a FINRA registered broker dealer, with 3 operations offices and over 300 registered representatives across the country from March 2003 through October 2005. In addition, he was licensed as a registered representative with National Alliance Securities Corporation, member FINRA, MSRB, and SIPC, specializing in fixed income and structured product trading for institutional broker-dealers and registered investment advisory firms from November 2005 through December 2009. Prior to founding PMG, he was an investment advisor representative from June 2006 through June 2009. Mr. Clement traded futures on a full time basis from January 1995 through July 1997. He was a registered representative and investment advisor with International Assets Advisory Corporation, a FINRA registered broker dealer, from May 1997 through June 1998. From July 1998 through May of 2000, he was a registered representative with The Huntington Investment Company, a FINRA registered broker dealer. Immediately prior to the position with Pan-American Financial Advisers, he was a registered representative III with Hibernia Investments, LLC, a FINRA registered broker dealer, from June 2000 through March 2003.

The Trading Advisor

Pursuant to the Operating Agreement, PAM has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of Fund assets. PAM will initially serve as the sole trading advisor of the Fund. PAM may, in the future, retain other trading advisors to manage a portion of the assets. Unit holders will receive prior notice, in the monthly report from the Fund or otherwise, in the event that additional trading advisors are to be retained on behalf of the Fund.

Trading Systems

PAM makes Fund trades using proprietary, computerized trading systems. The systems are monitored by the fund manager. The fund manager has the option to manually or automatically initiate purchase and sell orders based on trading signals. PAM is continually analyzing and testing trading systems in many markets that may or may not be currently traded as part of the proprietary trading program. Currently, PAM trades in more than 40 U. S. futures markets and constantly monitors relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia. The primary sectors that the Fund may trade are: Stock Indices, Financial Futures, Currencies, Agricultural Products, Energy, and Metals markets. PAM’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.

The Fund’s strategy is based on the consistent implementation of the PAM philosophy of market diversification, money management, and trend-following based on technical analysis of each market. PAM is continually formulating and testing new strategies and approaches within the framework of our philosophy striving to achieve the overall investment objective of the Fund. The PAM trading systems scan more than 40 different futures markets on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters. Once potential trades are identified, the systems alert the trading manager to the potential trade. The manager has the option to review and place the trade or allow the system to place the trade automatically upon generation of the order.

With respect to money management, before entering new positions the PAM trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once determined, trade instructions are transmitted for execution and clearance through the Fund’s executing and clearing brokers. PAM reserves the right to trade other pools and/or funds.

The trading method, systems, and money management techniques employed by PAM are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that PAM’s trading systems will successfully identify trends that the Fund can capitalize on or produce results similar to those produced in the past by the Fund or PAM.

PAM is not aware of patents or intellectual property rights associated with similar trading systems. PAM has made no application to patent its proprietary trading system, technology or business methods. Therefore, the Fund may have difficulty in monitoring unauthorized use of this information. Additionally, third parties may independently develop business methods and technology similar in nature to that of the Fund, or may attempt to claim that the Fund, or its Manager, has violated their intellectual property rights. This would cause the Fund to defend such claims. Even if successful, the Fund may incur significant costs as a result of such litigation, divert resources away from the Fund, cause it to change its proprietary trading system or enter into a licensing or royalty agreements, or, even lead to the termination of the Fund.

Potential Inability to Trade or Report Due to Systems Failure

PAM’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Systems failures, whether due to third party failures upon which such systems are dependent or the failure of PAM’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could cause a temporary delay in reports to investors. PAM has set up back-up systems in a separate location to continue trading in the event of a system failure in the primary computer systems.

Code of Ethics

PAM has adopted a code of ethics that applies to all principals and associated persons. The code of ethics adopted is reinforced each year through distribution of the code of ethics and written acknowledgement of receipt. The code is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provides full, fair, accurate, timely, and understandable disclosure, compliance with applicable governmental laws, promotes the prompts internal reporting of violations of the code, and provides accountability for adherence to the code. The code of ethics is posted on the website (www.pebbleasset.com).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Introduction

The Fund will commence the initial offering of its Units as soon as practicable once acceptance by the proper regulatory agencies has been given. The Fund will commence operations at the end of the initial offering period and upon obtaining the necessary $400,000 minimum in investment. The continuing offering period commences at the termination of the initial offering period and will continue until all Units are sold or the Fund is closed.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid. In addition, the Fund does not currently have, or anticipate entering into, a line of credit agreement.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if PAM was unable to offset such positions, the Fund could experience substantial losses. PAM attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances of not greater than 50%.

In addition to market risk, in entering into futures contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.

Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, both long (contracts to purchase) and short (contracts to deliver). All such contracts are primarily settled by offset. There are no immediate plans to settle any contracts by delivery. However, the Manager reserves the right to settle the contract by cash settlement or physical delivery when it is beneficial for the Fund. Substantially all such contracts are for settlement within twelve months of the trade date and substantially all such contracts are held by the Fund for less than twelve months before being offset or rolled over into new contracts with similar terms.

Critical Accounting Policies —Valuation of the Fund’s Positions

PAM believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. All of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. PAM expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis using objective measures.

Disclosure Controls and Procedures

The principals of PAM have reviewed the effectiveness of the controls and procedures in place to ensure proper disclosure of all material facts. It is believed that the current controls are effective. Month end calculations are completed by an independent certified public accountant and reviewed annually by an independent auditor. This prospectus and disclosure document is reviewed periodically by our legal counsel to include any law changes or updates. All documents and filings will be posted within 30 days of completion of the document or filing and are available through the SEC (www.sec.gov) or the Fund’s website (www.pebbleus.com).

Internal Controls over Financial Reporting

The principals of PAM are responsible for establishing and maintaining adequate internal control over financial reporting for the Fund. The Fund utilizes an independent certified public accountant to prepare all financial reports for the fund. The Fund is audited annually by a second auditor or independent public accountant to verify that the financial disclosures are true and correct. The registered public accounting firm that audited the financial statements will issue an attestation on an annual basis verifying the internal control over financial reporting. Management believes the controls over financial reporting are effective.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business. Market movements can produce frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades.

The Fund acquires and liquidates both long and short positions in a wide range of different markets. It is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results. Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund’s speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund’s experience to date (i.e., “risk of ruin”). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund’s losses in any market sector will be limited to Value at Risk or by the Fund’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund’s market sensitive instruments.

Quantifying the Fund’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Fund’s risk exposure in the various market sectors traded by PAM is quantified below in terms of Value at Risk. Due to the Fund’s mark-to-market accounting, any loss in the fair value of the Fund’s open positions is directly reflected in the Fund’s earnings (realized or unrealized). Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

In quantifying the Fund’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. The margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Fund’s positions are rarely, if ever, 100% positively correlated have not been taken into account.

The Fund’s Trading Value at Risk in Different Market Sectors

The Fund has not started trading. Once trading commences, the following tables will indicate the average, highest and lowest amounts of trading Value at Risk associated with the Fund’s open positions by market category year to date and for the previous year end. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below.

As of April 30, 2010 :

Sector	Average Value at Risk	% of Average Capitalization	Highest Value at Risk	Lowest Value at Risk
Stock Indices	N/A	N/A	N/A	N/A
Financial Futures	N/A	N/A	N/A	N/A
Currencies	N/A	N/A	N/A	N/A
Agricultural Products	N/A	N/A	N/A	N/A
Energy	N/A	N/A	N/A	N/A
Metals	N/A	N/A	N/A	N/A
Total	N/A	N/A

As of December 31, 2009 :

Sector	Average Value at Risk	% of Average Capitalization	Highest Value at Risk	Lowest Value at Risk
Stock Indices	N/A	N/A	N/A	N/A
Financial Futures	N/A	N/A	N/A	N/A
Currencies	N/A	N/A	N/A	N/A
Agricultural Products	N/A	N/A	N/A	N/A
Energy	N/A	N/A	N/A	N/A
Metals	N/A	N/A	N/A	N/A
Total	N/A	N/A

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average capitalization is the average of the Fund’s capitalization at the end of each calendar quarter during the fiscal year.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time —could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk tables —as well as the past performance of the Fund —gives no indication of this “risk of ruin.”

Non-Trading Risk

The Fund has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Fund’s market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The Fund’s primary market risk exposures as well as the strategies used and to be used by PAM for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

The following will be the primary trading risk exposures of the Fund by market sector upon the commencement of trading.

Stock Indices

Generally, the Fund’s primary exposure is to the equity price risk in the indices traded on the U. S. markets. The Fund is primarily exposed to the risk of adverse price trends or static markets in these markets. Static markets would not cause major price changes but would make it difficult for the Fund to avoid being “whipsawed” into numerous smaller losses.

Agricultural Market

The Fund’s agricultural market exposure is to fluctuations in the price of Corn, Oats, Rice, Soybeans, Wheat, Cattle, Hogs, Cocoa, Coffee, Cotton, Lumber, Sugar, Milk, Goldman Sachs Commodities Index and the assorted complexes and markets derived from those commodities. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades.

Currencies

The Fund’s currency exposure is to exchange rate fluctuations, primarily those which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political, geopolitical and general economic conditions. PAM does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future.

Metals

The Fund’s metals market exposure derives primarily from fluctuations in the price of gold, silver, platinum, copper, and palladium. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades.

Interest Rates

Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of the Fund’s stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries could materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States. The changes in interest rates which have the most effect on the Fund are changes in long-term as opposed to short-term rates.

Energy

The Fund’s primary energy market exposure is to crude oil, heating oil, natural gas and gasoline. Movements in these markets are often due to geopolitical developments in the Middle East but can also be caused by increased demand from the United States and other developed and developing countries as well as supply shortages due to extreme weather conditions.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

General

The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund’s operations.

Treasury Bill Positions

The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. The Fund holds U.S. Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Substantial or sudden fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund’s U.S. Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which PAM attempts to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. PAM applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, PAM follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing “stop-loss” points at which the Fund’s brokers must attempt to close out open positions.

PAM controls the risk of the Fund’s non-trading instruments (i.e., U.S. Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

CONFLICTS OF INTEREST

PAM has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although PAM will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

Pebble Asset Management, L.L.C.(PAM)

Conflicts exist between PAM’s interests in and its responsibilities to the Fund. The conflicts are inherent in PAM acting as Manager and as commodity pool operator to the Fund. These conflicts and the potential detriments to the Unit holders are described below. PAM’s selection of itself as pool operator was not objective, since it is also the Manager of the Fund. It has a disincentive to replace itself as the advisor. The advisory relationship between the Fund and PAM, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that PAM believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. PAM will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. PAM may not increase fees paid to itself above the current level of 2.00% management fee and 15.00% incentive fee and it has a disincentive to lower fees.

PAM’s principals do not devote their time exclusively to the Fund. PAM (or its principals or affiliates) may act as managing or general partner to other commodity pools to other accounts which may compete with the Fund for PAM’s services. PAM (or its principals or affiliates) could have a conflict between its responsibilities to the Fund and to other pools. PAM believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. PAM (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from the Fund. PAM and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.

PAM may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts of PAM (or its principals or affiliates) approach the speculative position limits in a particular commodity. PAM may decide to address this situation either by liquidating the Fund’s positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of PAM may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of PAM are prohibited from trading futures and related contracts for their own accounts.

A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of the Fund. A potential conflict also may occur when PAM or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund. Personal accounts of the principals of PAM will be monitored. Principals are not allowed to place trades ahead of the Fund trades.

Introducing Brokers

The introducing brokers, currently TradeStation, and the affiliates and personnel of such entities, may trade futures contracts for their own accounts. This trading could give rise to conflicts of interest within the Fund. The introducing brokers may also serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to the Fund and to the other pools and clients.

The Clearing Brokers

The clearing brokers, currently R. J. O’Brien (“RJO”), and the affiliates and personnel of such entities, may trade futures contracts for their own accounts. This trading could give rise to conflicts of interest with the Fund. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to the Fund and to those pools and clients. Any clearing broker that is also a soliciting advisor of the Fund could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

The Referring Advisors

The referring advisors, including PMG, receive substantial advisory fees on the net asset value of Units. The solicitation advisors have a conflict of interest in advising their clients whether to invest in the Units. The referring advisors receive ongoing advisory fees based on assets under management. The amount of fees charged to the client are negotiated between the client and RIA. The referring advisors have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.

Fiduciary Duty and Remedies

Subject to the provisions of the Operating Agreement, a prospective investor should be aware that PAM, as Manager of the Fund, has a responsibility to Unit holders of the Fund to exercise good faith and fairness in all dealings affecting the Fund, and has a further duty of loyalty to the Fund. The Operating Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a Manager to the Unit holders is a developing and changing area of the law and Unit holders who have questions concerning the duties of PAM as Manager should consult with their counsel. In the event that a Unit holder of the Fund believes that PAM has violated its fiduciary duty to the Unit holders of the Fund, he may seek legal relief individually or on behalf of the Fund under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by PAM. The Solicitation Agreement is governed by Louisiana law and any breach of PAM’s fiduciary duty under the Operating Agreement will generally be governed by Louisiana law, which remains undeveloped pertain to fiduciary duty in the context of a limited liability company. Notwithstanding the fiduciary duty owed by PAM to the Unit Holders, PAM may be entitled to indemnity as a result of a breach of its fiduciary duty pursuant to indemnification provisions discussed at Page 22 and also in Section 17 of the Form of Operating Agreement attached hereto as Exhibit A.

The Operating Agreement does not limit PAM’s fiduciary obligations under Louisiana law; however, PAM may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to PAM have been disclosed in this Prospectus. Unit holders may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated hereunder by the SEC. Unit holders who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from PAM where the losses result from a violation by PAM of the federal securities laws. State securities laws may also provide certain remedies to Unit holders. Unit holders should be aware that performance by PAM of its fiduciary duty to the Fund is measured by the terms of the Operating Agreement as well as applicable law. Unit holders are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by PAM.

Indemnification and Standard of Liability

Absent any conduct on the part of PAM or its affiliates, in its capacity as manager of the Fund, the Fund’s Operating Agreement provides PAM and its affiliates indemnification for any errors, losses, acts or omissions arising out of its conduct in performing its duties as manager of the Fund.  Affiliates of PAM shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Manager with respect to the Fund and acting wholly within the scope of the authority of the Manager. For further information, see Section 17 of the Form of Operating Agreement, included as Exhibit A to this Prospectus.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Manager and its Affiliates and any persons acting as referring advisors for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless

(1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or

(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or

(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited (in accordance with Section 17 of the Form of Operating Agreement).

Notwithstanding, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

For the purposes of this Section, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Fund who:

(1) directly or indirectly controls, is controlled by, or is under common control with the Manager; or

(2) owns or controls 10% or more of the outstanding voting securities of the Manager; or

(3) is an officer or director of the Manager; or

(4) if the Manager is an officer, director, partner or trustee, is any entity for which the Manager acts in any such capacity.

CHARGES

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which PAM, the solicitation advisors, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of the Fund. Prospective investors should refer to the Breakeven Analysis starting on page 4 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses in the first year of trading.

Management Fee

The Fund will pay PAM a monthly management fee equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund. This fee will be paid to PAM for providing ongoing advisory services and is payable notwithstanding PAM’s actual trading performance.

Performance Fee

The Fund will pay PAM a monthly incentive fee equal to 15.00% of the new appreciation (if any) in the net asset value of the Fund. “New appreciation” means the total increase in net asset value of the Fund from the end of the last period for which a performance fee was earned by PAM. The performance fee is not reduced for extraordinary expenses, if any, and no fee is paid with respect to interest income. If a performance fee payment is made by the Fund, and the Fund thereafter incurs a net loss, PAM will retain the amount previously paid. PAM may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

Operating and Offering Expenses

The Fund will pay a monthly fee up to one-twelfth of 1.50% (1.50% annually) of the month-end net asset value for operating and offering expenses incurred in connection with this offering of the Units, not to exceed the actual amount of such expenses. Operating and offering expenses include all fees and expenses incurred in connection with the formation of the Fund and distribution of the Units including printing, mailing, filing fees, accounting fees, employee expenses, legal fees and Blue Sky expenses. Initial organizational and offering expenses are estimated to be $60,580. The breakdown of expenses are as follows: SEC registration $5,580, state blue sky registrations $10,000 (estimated), legal expenses $25,000 (estimated), accounting expenses $15,000 (estimated), and printing fees of $5,000 (estimated). Actual operating and offering expenses may be greater or less than the estimated amount, but the amount of operating and offering expenses charged to the Fund will not exceed the amount of the actual expenses incurred. The organizational and offering expenses were paid by PAM and will be reimbursed by the Fund. Upon commencement of trading, the Fund will pay current expenses first then reimburse the organizational and offering expenses to PAM. The current and reimbursement of operating and offering expenses is subject to the maximum of 1.50% of the net asset value of the Fund annually (charged monthly up to 1/12th of 1.50%). The Fund is required by certain state securities administrators to disclose that the “operating and offering expenses” of the Fund, as defined by the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”), will not exceed 15% of the total subscriptions accepted.  Once all operating and offering expenses have been paid, the Fund will continue to pay a monthly fee up to one-twelfth of 1.50% (1.50% annually) of the month-end net asset value for ongoing operating and offering expenses, as described above, incurred by the Fund not to exceed the actual amount of such expenses.

Brokerage Commissions and Fees

The Fund will be charged an estimated $6.00 per round-turn transaction including applicable NFA and exchange fees per contract for brokerage commissions which will be paid to the clearing brokers for execution and clearing costs. The amount is estimated due to the difference in execution and clearance charges between markets. The amounts charged to the Fund are actual costs. PAM or any affiliates do not receive any portion of the costs charged.

Referring Advisors

Referring advisors may only advise their clients that an investment in the Fund is appropriate for their portfolio, when applicable. Investors purchase Units directly through the Fund. Referring advisors may refer other RIAs to include the Fund in their clients’ portfolio, as appropriate, that is, to act as wholesalers. As compensation for referring additional RIAs, any such wholesaler will receive up to .25% of the Operating and Offering Expenses paid by the Fund as a referral fee.

USE OF PROCEEDS

The entire offering proceeds received from subscription for the Fund will be credited to the Fund’s futures account for the purpose of engaging in trading of futures contracts and as reserves for that trading. No assets will be held outside of the futures custodial account. Continuing fees and expenses such as operating and management will also be paid from funds in the futures account. The Fund meets its initial and maintenance futures margin requirements, set by the exchanges, by depositing cash or purchasing short term U.S. government securities with the Futures Commission Merchant in the futures account. In this way, substantially all (i.e., 90% or more) of the Fund’s assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities to earn interest. Investors should note that maintenance of the Fund’s assets in cash and/or U.S. government securities does not reduce the risk of loss from trading futures contracts. The Fund receives all interest earned on its assets. Up to 50% of the Fund’s assets will be committed to meet and maintain futures margin requirements for futures contracts and held by the Futures Commission Merchant in the futures account, although the amount committed to futures margin requirements may vary significantly. Such assets are maintained in segregated accounts with the Futures Commission Merchant pursuant to the Commodity Exchange Act and regulations hereunder. The Fund assets, including assets committed to meet futures margin requirements, may be invested up to 100% in U.S. Treasury Bills. The Fund’s assets are not and will not be, directly or indirectly, commingled with the property of any other pool or any other person by PAM nor invested with or loaned to PAM or any affiliated entities.

THE INTRODUCING AND CLEARING BROKERS

TradeStation Securities, Inc.

TradeStation Securities, Inc. (TradeStation), a member of TradeStation Group, Inc., is a registered futures commission merchant (“FCM”) registered with the CFTC and SEC and is a member of the NFA and FINRA. Its main office is located at 8050 S.W. 10th Street, Suite 2000 Plantation, FL  33324. In the normal course of its business, TradeStation is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on TradeStation. Although TradeStation does not expect a material adverse impact, PAM has deemed it appropriate to disclose a pending legal action disclosed on the most recent 10-K filing by TradeStation. It is quoted verbatim from the filing. The entire filing can be reviewed on the SEC’s website, www.SEC.gov. PAM does not believe that this will have a material impact on the financial and operational ability of TradeStation to continue operations as normal and does not pose a significant risk to the assets of the Fund being held in custody by TradeStation.

“On or about December 20, 2007, TradeStation Technologies was named as one of several defendants in a complaint filed in the United States District Court, Southern District of Texas, styled Amacker, et. al. v. Renaissance Asset Management (RAM), et. al. Other named defendants include Anthony Michael Ramunno, Man Financial Inc., MF Global, Inc., Lind-Waldock & Company, LLC, Vision, LP, Vision Financial Markets, LLC, R.J. O’Brien & Associates, Inc., and FXCM Holdings, LLC. The initial complaint alleged that over forty plaintiffs are entitled to damages because the plaintiffs were investors in a fraudulent commodity pool operated by Mr. Ramunno and RAM. The initial complaint alleged that TradeStation Technologies conducted trades on behalf of and at the request of Mr. Ramunno and RAM. The initial complaint attempted to allege the following claims: (i) violations of the Commodity Exchange Act and accompanying regulations; (ii) common law fraud under Texas law; (iii) statutory fraud under the Texas Business and Commerce Code; (iv) breach of fiduciary duties under Texas law; (v) negligent and intentional misrepresentations under Texas law; and (vi) negligence under Texas law. Plaintiffs filed a Second Amended Complaint that contained similar factual allegations and attempted to allege a single claim for aiding and abetting liability under the Commodity Exchange Act. The Second Amended Complaint asserted actual damages of at least $32.0 million. On October 10, 2008, the court dismissed the case for failure to state a claim upon which relief may be granted. On December 2, 2008, plaintiffs filed a notice of appeal with the United States Court of Appeals for the Fifth Circuit, and, on February 2, 2009, plaintiffs filed their Appellants’ Brief with that court. On March 6, 2009, TradeStation Technologies filed its Opposition Brief. Oral arguments on the appeal were held on September 2, 2009. No decision has yet been issued by the appeals court.”

R. J. O’Brien & Associates

R. J. O’Brien & Associates (RJO) is a privately owned futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of NFA and FINRA. RJO is a clearing member of all principal futures exchanges located in the United States. Its main office is located at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606. In the normal course of its business, RJO is involved in various legal actions incidental to its commodities business. Neither RJO nor any of its principals have been the subject of any material administrative, civil, or criminal actions within the past five years. A full regulatory history of RJO can be found on the NFA website (www.nfa.futures.org) through the BASIC system.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

The Fund is not required to make any distributions to Unit holders. The Fund has the authority to make such distributions, but PAM does not intend to do so in the foreseeable future. PAM believes that distributions of Fund assets are not necessary since Unit holders may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures markets, especially in the short-term, the Fund is recommended for those seeking a medium-to long-term investment of a minimum of 5 years. If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the Unit holders in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to Unit holders. Any distributions, if made by the Fund, may be inadequate to cover such taxes payable by the Unit holders.

Redemptions

There are never any redemption charges on any request or redemption of units under any circumstances. A Unit holder of the Fund may request any or all of his investment be redeemed by the Fund at the net asset value per Unit as of the end of the month, subject to a minimum redemption amount of the then current Net Asset Value of a Unit and subject further to such Unit holder having an investment in the Fund, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Unit holders must transmit a written request of such redemption to PAM not less than 10 business days prior to the end of the month (or such shorter period as permitted by PAM) as of which redemption is to be effective. The Request for Redemption must specify the dollar amount for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to the Fund from clearing brokers, banks or other persons or entities, the Fund may in turn delay payment to persons requesting redemption of the proportionate part of the net assets represented by the sums that are the subject of such default or delay. All requests for redemption will be paid in the same proportion as the amount delayed or defaulted by the clearing brokers, banks or other persons or entities. The remainder owed to unit holders to complete the redemption requests will be paid prior to any subsequent requests for redemption. Furthermore, the Fund has the right to deny a request for redemption if such redemption would result in adverse legal or tax consequences to the Fund.  Unit holders, including the Manager and its principals, may only redeem units at month-end. The Manager and its principal’s requests are not senior to a unit holder’s request for redemption. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects” beginning at page 22.

Special redemption dates will be called by the Manager according to the second paragraph in section 12(iii) of “Exhibit A – Pebble U.S. Market Fund L.L.C. Form of Operating Agreement.” A decrease in fund value of 50% from the previous month-end net asset value, after adding back all distributions, is the only circumstance where the manager may call a special redemption date other than the regular month-end redemption date.

Net Asset Value

The net asset value of a Unit within the Fund as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of the Fund valued at market, plus the market value of all open futures positions maintained by the Fund, less all liabilities and accrued performance fees payable by the Fund, determined in accordance with the principles specified in the Operating Agreement, divided by (ii) the number of Units outstanding as of the date of determination. Where no principle is specified in the Operating Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

PEBBLE U. S. MARKET FUND, L. L. C. OPERATING AGREEMENT

The following is a summary of the Operating Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

The Fund was organized as a Louisiana limited liability company on August 6, 2009, and its Units have been registered under the Securities Act of 1933. The Operating Agreement provides for the creation of a single series of Units and prohibits the creation of any additional series. In general, the liability of a unit holder under the Act is limited to the amount of his capital contribution to the Fund and his share of any undistributed profits of the Fund. However, an Investor may be required to return any amounts wrongfully returned or distributed to him or her pursuant to Louisiana law. Unit holders could be required, as a matter of bankruptcy law, to return to the Fund’s estate any distribution which they received at a time when the Fund was in fact insolvent or in violation of the Operating Agreement. Additionally, the Fund may require a Unit holder to reimburse the Fund for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her.

Description of the Fund Units

The Units offered are limited liability company membership interests ($100,000,000 Series A Units). These units have no dividend rights, are not convertible into any other securities, and do not carry any preemptive rights. A Unit holder is entitled to vote for each Unit owned on voting matters which are submitted to Unit holders. The Fund’s Operating Agreement provides investors the ability to vote on certain enumerated matters such as 1) amending the Operating Agreement with respect to the Fund without the consent of PAM; 2) dissolving the Fund; 3) terminating contracts with PAM; 4) removing and replacing PAM as Manager; and 5) approving the sale of the Fund’s assets.  Unit holders are entitled to one vote for each Unit owned. See Sections 5 and 18 of the Form of Operating Agreement for further information regarding voting rights.

The Units may be redeemed by the investor at the end of each month. However, to effect such a redemption, an investor must give the company prior written notice before the 5th business day prior to the end of the month to process such a redemption request. See “Distributions and Redemptions” on page 20 for further information regarding redemption rights.

Management of Fund Affairs

The Operating Agreement gives PAM, as Manager, full control over the management and operations of the Fund and the Operating Agreement gives no management role to the Unit holders. To facilitate matters for PAM, the Unit holders must execute the attached Subscription Documents (Exhibit C).  The Unit holders have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Operating Agreement. In the course of its management, PAM may, in its sole and absolute discretion, appoint an affiliate or affiliates of PAM as additional Managers (except where PAM has been notified by the Unit holders that it is to be replaced as the Manager) and retain such persons, including affiliates of PAM, as it deems necessary for the efficient operation of the Fund.

Only PAM has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Operating Agreement, the power and authority to manage, operate and control all aspects of the business of the Fund are vested in PAM. In addition, PAM has been designated as the “tax matters partner” of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Sharing of Profits and Losses

Each Unit holder within the Fund has a capital account. Initially, the Unit holder’s balance equals the amount paid for the Units in the Fund. The Unit holder’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Unit holder and his portion of the Fund’s gains or losses for the month as reflected by changes in the net asset value for the Fund.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Unit holders, the taxable gain or loss is allocated to each Unit holder within the Fund in proportion to his capital account therein and each Unit holder is responsible for his share of taxable income. See Section 8 of the Operating Agreement, and “Federal Income Tax Aspects” beginning at page 22. For net capital gain and loss, the gains and losses are first allocated to each Unit holder who redeemed Units during the year. The remaining net capital gain or loss is then allocated among all Unit holders whose capital accounts are in excess of their Units’ allocation accounts. Finally, any excess net capital gain or loss is allocated to each Unit holder in proportion to his capital account. Each Unit holder’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon the Fund’s liquidation, each Unit holder within the Fund will receive his proportionate share of the assets.

Dispositions

A Unit holder may transfer or assign his Units in the Fund upon 30 days’ prior written notice to PAM and subject to approval by PAM of the assignee. PAM will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Fund for federal income tax purposes. An assignee not admitted to the Fund as a Unit holder will have only limited rights to share the profits and capital of the Fund and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the happening of the earlier of: 1) Unit holders owning more than 50% of the outstanding Units of the Fund vote to dissolve the Fund; 2) PAM withdraws as Manager and no new Manager is appointed; 3) a decline in the aggregate net assets of the Fund to less than $250,000; 4) the continued existence of the Fund becomes unlawful; or 5) the Fund is dissolved by operation of law.

Should the Fund be dissolved or terminated, unit holders will be paid the value for their units equal to the final month end net asset value. The final month end net asset value calculation will include the expected fees by the independent auditor to complete the final audit of the Fund. Unit holders will receive payment for their units and a final account statement within sixty days of the dissolution or termination of the Fund.

Amendments and Meetings

The Operating Agreement may be amended with the approval of more than 50% of the Units then owned by Unit holders of the Fund. PAM may make minor changes to the Operating Agreement without the approval of the Unit holders. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of the Fund. Unit holders owning at least 10% of the outstanding Units of the Fund can call a meeting of the Fund. At that meeting, the Unit holders, provided that Unit holders owning a majority of the outstanding Units of the Fund concur, can vote to: 1) amend the Operating Agreement with respect to the Fund without the consent of PAM; 2) dissolve the Fund; 3) terminate contracts with PAM; 4) remove and replace PAM as Manager; and 5) approve the sale of the Fund’s assets.

Indemnification

The Fund agrees to indemnify PAM, as Manager, for actions taken on behalf of the Fund, provided that PAM’s conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied: 1) a successful adjudication on the merits of each count alleged has been obtained; or 2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or 3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and 4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.  For further information, see Section 17 of the Form of Operating Agreement, included as Exhibit A to this Prospectus.

Notwithstanding, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Reports to Unit Holders

PAM will provide various reports and statements to the Unit holders including: 1) within 30 calendar days of the close of each month, PAM will provide a monthly report of the fund; 2) within 90 days of the close of each fiscal year, PAM will provide an annual report of the Fund 3) by April 15th of each year, PAM will provide tax information necessary for the preparation of the Unit holders’ annual federal income tax returns; and 4) if the net asset value per Unit within the Fund as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of the Fund, PAM will suspend trading activities, notify all Unit holders of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Milling, Benson, Woodward, LLP and summarizes the material federal income tax consequences to individual investors in the Fund. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur. No opinion has been given on the state or local tax consequences to individual investors in the Fund. Consult your tax professional about the tax consequences prior to investing in the Fund.

Tax Status of the Fund

The Fund is organized and operated as a limited liability company in accordance with the provisions of the Articles of Organization, the Operating Agreement and applicable state law. The Fund is a partnership whose principal activity is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities. Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes.  The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (“qualifying income exception”).  For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends and, to the extent provided in Treasury Regulations, in the case of a partnership, a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from such commodities and futures, forwards and options with respect to commodities. To date, Treasury Regulations have not been issued regarding a partnership, a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities.

The Fund and PAM have represented the following to Milling Benson Woodward L.L.P.:

•
The Fund’s income will consist solely of interest paid with respect to United States Treasury Notes, as well as, income and gains realized from trading in a portfolio of futures contracts on U.S. exchanges only. Futures contracts are currently traded on the following U.S. exchanges: CME Group (formerly Chicago Board of Trade and Chicago Mercantile Exchange), Intercontinental Exchange, New York Mercantile Exchange, Minneapolis Grain Exchange, Kansas City Board of Trade, and NYSE LIFFE (US contracts only);

•
While the fund may invest in United States Treasuries, its primary activity will be trading in commodity futures contracts. The sole purpose of the Fund’s investment in United States Treasuries is to earn a rate of return on the cash amounts held by the fund.

•	The Fund is organized and operated in accordance with its governing agreements and applicable law;

•	The Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

We note that under Section 7704(c)(3) of the code, the general "qualifying income" exception of Section 7704(c) does not apply to any partnership if such a partnership "would be described in Section 851(a) if such partnership were a domestic corporation."  A domestic corporation is described under Section 851(a), if it (i) is registered under the Investment Company Act of 1940, or has an election under such Act to be treated as a business development company or (ii) is a common trust fund or similar fund excluded by section 3(c)(3) of the Investment Company Act of 1940 from the definition of "investment company".  The Fund will not be registered under the Investment Company Act of 1940, has no election to be treated as a business development company under such Act and is not a common trust fund excluded by section 3(c)(3) of such Act. While there have been no regulations issued to date relating to a partnership, a principal activity of which is buying and selling commodities (other than as inventory) or of futures, forwards and options with respect to commodities, the lack of regulations should not alter the Fund’s classification as a partnership for federal income tax purposes, which is consistent with a prior tax court ruling (see c.f. Traylor v. Comm’r T.C. Memo. 1990-132). While there is some ambiguity due to the lack of issuance of regulations under Section 7704 on this issue, the Fund should qualify for the passive income exception under Section 7704 of the Code.

Based on the above and the representations contained herein, the organizational documents of the Fund, the federal income tax law as currently in effect. including the Code, existing judicial decisions and administrative regulations,, Milling Benson Woodward L.L.P. is of the opinion that the Fund classifies as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates.  In that event, Unit Holders would not report their share of the Fund’s income or loss on their returns.  In addition, distributions to Unit Holders would be treated as dividends to the extent of the Fund’s current and accumulated earnings and profits.  To the extent a distribution exceeded the Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of a Unit Holder’s basis in its units, and thereafter as gain from the sale of Units.  Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Units.

The remainder of this summary assumes that the Fund is classified as a partnership for federal income tax purposes and that it is not taxable as a corporation.

Taxation of Unit Holders on Profits and Losses

Each Unit holder must pay tax on his share of the annual income and gains of the Fund, if any, even if the Fund does not make any cash distributions. The Fund generally allocates its gains and losses equally to each Unit. However, a Unit holder who redeems any Units in the Fund will be allocated his share of gains and losses in order that the amount of cash the Unit holder receives for a redeemed Unit equals the Unit holder’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Unit holder’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Deduction Losses by Unit Holders

A Unit holder may deduct Fund losses only to the extent of his tax basis in his Units. Generally, a Unit holder’s tax basis in a Unit is the amount paid for the Unit reduced (but not below zero) by his share of any distributions, losses and expenses and increased by his share of income and gains. A Unit holder subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include amounts protected against loss through non-recourse financing, guarantees, stop loss agreements, or other similar arrangements, or from someone with an interest in the Fund, or for amounts borrowed from a related person.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Fund are not a “passive activity.” Accordingly, a Unit holder can deduct losses from  taxable income. However, a Unit holder cannot offset losses from “passive activities” against Fund gains.

Unit Redemptions

Cash received from the Fund as a redemption of less than all of his Units generally is not reportable as taxable income by a unit holder, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in the Fund held by the Unit holders after the redemption. Any cash distribution in excess of a Unit holder’s adjusted tax basis for his Units in the Fund is taxable to him as gain from the sale or exchange of such Units. Because a Unit holder’s tax basis in his Units is not increased on account of his distributive share of income until the end of the taxable year, distributions during the taxable year could result in taxable gain to a Unit holder even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Fund’s income allocable to a Unit holder at the end of the taxable year would also be includable in the Unit holder’s taxable income and would increase his tax basis in his remaining Units as of the end of such taxable year.

Redemption for cash of all Units held by a Unit holder will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Unit holder’s adjusted tax basis for such Units. A Unit holder’s adjusted tax basis for his Units includes his distributive share of income or loss for the year of redemption.

Potential Consequences of Redemptions and Transfers of Units

If a Unit holder receives a distribution of property in liquidation of his Units that would, if the Fund had a Code Section 754 election in effect, require the Fund to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Fund does not have a Code Section 754 election in effect, the Fund will be required to make a downward adjustment to the basis of its remaining assets. In addition, if immediately after the transfer of a Unit, the Fund’s adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Fund generally will be required to adjust the basis of its property with respect to the transferee Unit holder.

Gain or Loss on Section 1256 Contracts

Section 1256 Contracts include 1) regulated futures contracts, 2) foreign currency contracts, 3) non-equity options, 4) dealer equity options, and 5) dealer securities futures contracts.  For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Tax on Capital Gains and Losses

As of the date of this prospectus, long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains —net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts —are subject to tax at the same rates as apply to an individual’s ordinary income, with a maximum current tax rate of 35% for individuals currently. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. The Fund could suffer significant losses and a Unit holder could still be required to pay taxes on his share of the Fund’s interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts. Notwithstanding, the law may change prior to the time of commencement of the Fund, or anytime thereafter.

Interest Income

Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “Tax on Capital Gains and Losses” above.

Limited Deduction for Certain Expenses

PAM does not consider the management fees and the performance fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses or other expenses of producing income. PAM treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Unit holder would have the amount of the ordinary expenses allocated to him reduced accordingly.

Syndication Fees

Neither the Fund nor any Unit holder is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value. Nor can these expenses be amortized by the Fund or any Unit holder even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest” —interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain.

Unrelated Business Taxable Income

Tax-exempt Unit holders will not be required to pay tax on their share of income or gains of the Fund, provided that such Unit holders do not purchase Units with borrowed funds and that PAM does not utilize leverage.

Taxation of Foreign Unit Holders

A Unit holder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Unit holder”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Unit holder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unit holder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in the Fund should not, by itself, cause a Foreign Unit holder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. PAM has advised Milling, Benson, Woodward, LLP of the contracts that the Fund will trade. Based on a review of such contracts as of the date of this Prospectus, PAM has been advised by its counsel, Milling, Benson, Woodward, LLP, that such contracts should satisfy the safe harbor. If the contracts traded by the Fund in the future were not covered by the safe harbor, there is a risk that the Fund would be treated as engaged in a trade or business within the United States. In the event that the Fund was found to be engaged in a United States trade or business, a Foreign Unit holder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unit holder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Foreign Unit holder under Section 1446 of the Code.

A Foreign Unit holder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unit holder is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Unit holder not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unit holder provides the Fund in which such Unit holder invests with the appropriate Form W-8.

IRS Audits of the Fund and its Unit Holders

The IRS audits partnership-related items at the entity level rather than at the Unit holder level. PAM acts as “tax matters partner” for the Fund, and has the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all Unit holders may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the Unit holders may be subject to various state, local, and other taxes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended, (the “Code”), which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and  medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

“Plan Assets”

ERISA and regulations issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) “any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).

PAM believes that the Publicly-Offered Security Exception applies to the Fund for the following reasons. The Units will be held by 100 or more investors that PAM believes are independent of the Fund and of each other. PAM believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $5,000 and Unit holders may transfer their Units by giving notice to PAM, provided that the transfer would not violate applicable federal or state securities laws. In addition, if PAM does not consent to substitution of an assignee as a Unit holder, the economic benefits of ownership can be transferred by the assignor without regard to such consent. Therefore, PAM believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, PAM believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if PAM, Capital One (Bank), N.A., TradeStation, RJO, PMG, any other referring advisor, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY PAM OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Units will be sold directly by the Fund

Units will be offered directly by the Fund. This Registration Statement is part of a Prospectus that permits the Fund to sell Units directly to investors. Acting as Managers and owners of PAM, Manager and Commodity Pool Operator of the Fund, Mr. Richard Clement and Mr Timothy Skarecky will process the sale of Units, with no commission or other remuneration payable to them for any Units that are sold by them. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. In processing the sale of securities on behalf of the Fund, Mr. Timothy Skarecky and Mr. Richard Clement will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Timothy Skarecky and Mr. Richard Clement will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a)
Mr. Timothy Skarecky and Mr. Richard Clement are the Managers and owners of PAM, the Fund’s Manager and Commodity Pool Operator, and are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b)
Mr. Timothy Skarecky and Mr. Richard Clement are the Managers and owners of PAM, the Fund’s Manager and Commodity Pool Operator and will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c)
Mr. Timothy Skarecky and Mr. Richard Clement are the Managers and owners of PAM, the Fund’s Manager and Commodity Pool Operator and are not, nor will not be at the time of their participation in the offering, an associated person of a broker-dealer; and

d)
Mr. Timothy Skarecky and Mr. Richard Clement are the Managers and owners of PAM, the Fund’s Manager and Commodity Pool Operator, and meet the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Subscription Procedure

The Fund will offer units during the initial offering period for a maximum of 30 days prior to the commencement of trading. The minimum aggregate subscriptions necessary for the pool to commence trading is $400,000. If the Fund does not meet the $400,000 minimum, all subscription funds will be returned within 5 days after the initial offering period has ended. No costs or fees will be assessed on the subscription funds held during the initial offering period. The Fund will offer the Units to the public during the continuing offering period of three years under Rule 415(a)(5) at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Independent Certified Public Accountant retained to calculate the monthly financial results of the Fund. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. PAM may suspend, limit or terminate the continuing offering period at any time. The Fund is offering Units to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.pebbleus.com). PAM intends to engage in marketing efforts through media which may include but is not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as PAM terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. The Fund’s segregated subscription account is maintained at Capital One Bank, NA, 5400 Mounes St., Harahan, LA 70123. All subscription funds are required to be promptly transmitted to the subscription account at Capital One Bank, NA. Subscriptions must be accepted or rejected by PAM within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in the subscription account, irrespective of whether the subscription is accepted or subscription funds returned. The subscription funds in the subscription account do not accrue interest during the initial or continuing offering periods. Subscriptions from customers of any of the solicitation advisors may also be made by authorizing such solicitation advisor to debit the Unit holder’s customer securities account at the solicitation advisor. Promptly after debiting the customer’s securities account, the solicitation advisor shall send payment to the subscription account as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant solicitation agent a copy of the Subscription Documents attached as Exhibit C. A Unit holder can pay either by a check made payable to “Pebble U. S. Market Fund, L.L.C. Subscription Account” or by authorizing his solicitation advisor to debit his customer securities account. PAM will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in the subscription account. No Units will be issued until such Units have been fully paid for by the investor.

Representations and Warranties of Investors in the Subscription Documents

Investors are required to make representations and warranties in the Subscription Documents. The Fund’s primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Fund. The Fund is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested. The representations and warranties made by investors in the Subscription Documents may be summarized as relating to: 1) eligibility of investors to invest in the fund, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Documents attached as Exhibit C for further detail.

Minimum Investment

The minimum investment is $5,000 in the Fund. Unit holders may increase their investment with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit during the continuing offering period will vary depending upon the month-end net asset value per Unit of the fund. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in the Fund than he can afford to lose. The Unit holder’s solicitation advisor is responsible for determining if the Units are a suitable investment for the investor. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.

THESE STANDARDS ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN THE FUND IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE UNIT HOLDERS SHOULD REVIEW THE PROPECTUS AND EXHIBITS AND CONSIDER THE HIGHLY SPECULATIVE AND LIMITED LIQUIDITY OF AN INVESTMENT IN THE FUND AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN THE FUND IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

The Referring Advisors

The referring advisors, including PMG, an affiliate of PAM, are bound by their respective Referring Advisor Agreements with the Fund. Referring advisors, including PMG, will receive an advisory fee based on the total assets under management. The advisory fee paid by the client is negotiated between the client and RIA. PAM may also engage one or more registered investment advisors to refer other registered investment advisors to become referring advisors, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to .25% of the Operating and Offering Expenses paid by the Fund as a referral fee. Other than as described above, PAM will pay no person any commissions or other fees in connection with the referral of clients. In the Referring Advisory Agreement with each referring advisor, PAM has agreed to indemnify the referring advisors against certain liabilities that the referring advisors may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.

CERTAIN LEGAL MATTERS

Milling, Benson, Woodward LLP, New Orleans, Louisiana, served as legal counsel to PAM in connection with the preparation of this Prospectus. Milling, Benson, Woodward LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Milling, Benson, Woodward LLP may advise PAM in matters relating to the operation of the Fund on an ongoing basis. To its knowledge, Milling, Benson, Woodward LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Milling, Benson, Woodward LLP’s engagement by PAM in respect of the Fund is limited to the specific matters as to which it is consulted by PAM and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or PAM’s) financial condition or operations with respect to which Milling, Benson, Woodward LLP has not been consulted and for which Milling, Benson, Woodward LLP expressly disclaims any responsibility. More specifically, Milling, Benson, Woodward LLP does not undertake to monitor the compliance of PAM and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In reviewing this Prospectus, Milling, Benson, Woodward LLP relied upon information furnished to it by the Fund and/or PAM, and did not investigate or verify the accuracy and completeness of information set forth herein concerning PAM, the Fund’s service providers and their affiliates and personnel.

EXPERTS

Silberstein Ungar, PLLC, an independent registered public accounting firm, has been retained to conduct the required quarterly review and annual independent audit of the Fund.

Richard A Melancon, CPA has been retained to compile the monthly and annual financial statements for the Fund.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	29
Pebble U. S. Market Fund, L.L.C.	29
Independent Auditors’ Report	29
Balance Sheet	30
Statement of Operations	30
Statement of Members’ Deficit	30
Statement of Cash Flows	31
Notes to Statement of Financial Condition of Pebble U. S. Market Fund, L.L.C.	31
Pebble Asset Management, L.L.C.	35
Independent Auditors’ Report	35
Balance Sheet	36
Statement of Operations	36
Statement of Members’ Equity	36
Statement of Cash Flows	37
Notes to Statement of Financial Condition of Pebble Asset Management, L.L.C.	37

FINANCIAL STATEMENTS

Pebble U. S. Market Fund, L.L.C.

THIS POOL HAS NOT COMMENCED TRADING AND HAS NO PERFORMANCE HISTORY. All financials are compiled by an independent certified public accountant and audited annually by a second independent certified public accountant.

Independent Auditor’s Report

To the Board of Directors of
Pebble U.S. Market Fund, L.L.C.
Metairie, Louisiana

We have audited the accompanying balance sheet of Pebble U.S. Market Fund, L.L.C. (the “Company”) as of March 31, 2010 and the related statements of operations, members’ deficit, and cash flows for the period from August 6, 2009 (inception) through March 31, 2010 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pebble U.S. Market Fund, L.L.C. as of March 31, 2010 and the results of its operations and its cash flows for the period from August 6, 2009 (inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
Ma y 25, 2010

Balance Sheet
Pebble U.S. Market Fund, L.L.C.
(A Development Stage Company)
as of December 31, 2009

ASSETS
	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$200	$200
TOTAL ASSETS	$200	$200

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accrued Expenses	$13,593	$11,231
Loan from Pebble Asset Management, L.L.C.	$43,964	$30,844
TOTAL LIABILITIES	$57,557	$42,075

MEMBERS’ DEFICIT	$(57,357)	$(41,875)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$200.00	$200.00

Statement of Operations
Pebble U. S. Market Fund, L.L.C.
(A Development Stage Company)
August 6, 2009 through December 31, 2009

	Three Months Ended	August 6, 2009 (Inception) Through
	March 31, 2010	March 31, 2010

REVENUE	$0	$0

OPERATING EXPENSES
General and administrative expenses	$15,482	$57,557
TOTAL OPERATING EXPENSES	$15,482	$57,557

NET LOSS	$(15,482)	$(57,557)

Statement of Members’ Deficit
Pebble U. S. Market Fund, L.L.C.
(A Development Stage Company)
as of March 31, 2010
(unaudited)

BALANCE	$-

MEMBERS’ CAPITAL CONTRIBUTIONS	$200

NET LOSS FOR THE PERIOD ENDED DECEMBER 31, 2009	$(42,075)

BALANCE – DECEMBER 31, 2009	$(41,875)

MEMBERS’ CAPITAL CONTRIBUTIONS	0

NET LOSS FOR THE THREE MONTH PERIOD ENDED
MARCH 31, 2010	$(15,482)

BALANCE – MARCH 31, 2010	$(57,357)

Statement of Cash Flows
Pebble U. S. Market Fund, L.L.C.
(A Development Stage Company)
For the Three Months Ended March 31, 2010
And August 6, 2009 through March 31, 2010
(unaudited)

	Three Months Ended	August 6, 2009 (Inception) Through
	March 31, 2010	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(15,482)	$(57,557)
Changes in assets and liabilities:
Increase in accrued expenses	$2,362	$13,593
CASH FLOWS USED IN OPERATING ACTIVITIES	$(13,120)	$(43,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from members’ capital contributions	$0	$200
Loans received from related party	$13,120	$43,964
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$13,120	$44,164

NET INCREASE IN CASH	$0	$200
Cash, beginning of period	$200	$0
Cash, end of period	$200	$200

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0	$0
Income taxes paid	$0	$0

Notes to Statement of Financial Condition of Pebble U. S. Market Fund, L.L.C.

Note 1 – Summary of Significant Accounting Policies

Nature of Business
Pebble U.S. Market Fund, L.L.C. (the “Company”) was organized as a Limited Liability Company in the State of Louisiana on August 6, 2009. The Company will be engaged in the principal business activity of financial activities that include trading in a portfolio of futures, currency, and commodity contracts on U.S. exchanges only. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basis of Presentation
The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s financial statements filed with the SEC as of and for the period ended December 31, 2009.  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Members’ Deficit. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Taxes
A provision for federal income taxes has not been included in the financial statements since income or loss of the Company is required to be reported by the members on their individual income tax returns.

Cash and Cash Equivalents
The  Company considers all highly liquid  investments with the original maturities of six months or less to be cash equivalents.

Accounting Basis
The Company uses the accrual basis of accounting and has adopted a December 31 year end.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accrued expenses, and an amount due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Valuation of Investments in Futures Contracts and U.S. Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available. Exchange-traded futures contracts are valued at settlement prices published by recognized exchange. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short-term nature of such instrument; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

Investment Transactions, Investment Income, and Expenses

Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.

Operating and Offering Expenses

The maximum annual Fund charge for operating and offering expenses is 1.50% annually. Operating and offering expenses above 1.50% will be paid by PAM and reimbursed by the Fund. The operating and offering expenses charged to the Fund will be the lesser of the actual expenses incurred, including current and unreimbursed expenses, or 1.50% annually.

Recent Accounting Pronouncements

In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance, and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10).  SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of March 31, 2010.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – Accrued Expenses

Accrued expenses at March 31, 2010 consisted of amounts owed to the Company’s outside law firm and independent auditors for services rendered for periods reported on in these financial statements.

Note 4 – Loan Payable - Related Party

At March 31, 2010, the Company owes $43,964 to a party related due to common ownership for funds it has received to be that were used for working capital. The amount is unsecured, due upon demand, and non-interest bearing.

Note 5 – General and Administrative Expenses

General and administrative expenses for the period ended March 31, 2010 were comprised of the following:

	Three Months Ended	August 13, 2009 (inception)
	March 31, 2010	to March 31, 2010

Legal Fees	$11,362	$31,844
Audit Fee	$2,000	$7,000
Filing Fees	$1,015	$11,060
Miscellaneous expenses	$1,105	$7,653
Total	$15,482	$57,557

Note 6 – Commitments

The Company neither owns nor leases any real or personal property. A related party has provided office space and services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Note 7 – Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2010 and has determined that it does not have any material subsequent events to disclose in these financial statements.

Nature of Operations

Organization and Business

Pebble U. S. Market Fund, L.L.C. (the “Fund”), a Louisiana Limited Liability Company, commences operations on May 1, 2010. The Fund was organized to trade speculatively in the United States futures markets using technical computerized trading systems that may be fully automated at the trading manager’s discretion. The Fund has issued one class of Units, Series A. The term of the Fund shall continue indefinitely, unless terminated earlier by the Manager or by operation of law or a decline in the aggregate net assets of such Series to less than $250,000.

Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. In the normal course of business, all of the Fund’s marketable securities transactions, money balances, and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. PAM monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

Allocation of Net Profits and Losses

In accordance with the Subscription Documents, net profits and losses of the Fund are allocated to Unit holders according to their respective interests in the Fund as of the beginning of each month. Advance subscriptions represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

Related Party Transactions

Pebble Asset Management, L.L.C. shall be paid a management fee equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund and the operating and offering expenses equal to one-twelfth of 1.50% of month end net assets (1.50% per annum), not to exceed the amount of actual expenses incurred. PAM will also be paid a monthly performance/incentive fee equal to 15.00% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include futures, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments are traded on an exchange. Exchange traded futures instruments are standardized contracts. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk.

Market risk is the potential for changes in the value of financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and PAM was unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counter party to the transactions. The Fund’s risk of loss in the event of counter party default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the brokers with respect to the Fund’s assets are TradeStation Securities, Inc. and R. J. O’Brien & Associates. PAM monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow PAM to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions. The majority of these instruments mature within one year of initial trade date. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

Subscriptions and Redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to the Subscription Account at Capital One Bank, NA. Subscriptions must be accepted or rejected by PAM within five business days of receipt, and the settlement date for the deposit of subscription funds in the Subscription Account must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Capital One, NA will not invest the subscription funds in interest bearing instruments while held in the Subscription Account.

A Unit holder of the Fund may request any or all of his investment be redeemed at the net asset value of a Unit as of the end of the month, subject to a minimum redemption amount equal to the then current Net Asset Value of a Unit and subject further to such Unit holder having an investment, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Unit holders must transmit a written request of such withdrawal to PAM not less than ten business days prior to the end of the month (or such shorter period as permitted by PAM) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to the Fund from clearing brokers, banks or other persons or entities, the Fund may in turn delay payment to persons requesting redemption of the proportionate part of the net assets represented by the sums that are subject of such default or delay.   Furthermore, the Fund has the right to deny a request for redemption if such redemption would result in adverse legal or tax consequences to the Fund.

Pebble Asset Management, L.L.C.

All financials are compiled by an independent certified public accountant and audited annually by a second independent certified public accountant. PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

Independent Auditor’s Report

We have audited the accompanying balance sheet of Pebble Asset Management, L.L.C. (the “Company”) as of March 31, 2010 and the related statements of operations, members’ equity, and cash flows for the period from July 13, 2009 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pebble Asset Management, L.L.C. as of March 31, 2010 and the results of its operations and its cash flows for the period from July 13, 2009 (inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
May 25, 2010

Balance Sheets
Pebble Asset Management, L.L.C.
(A Development Stage Company)
As of March 31, 2010 and December 31, 2009

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$4,253	$3,162
Loan receivable – related party	$43,964	$30,844

TOTAL ASSETS	$48,217	$34,006

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued Expenses	$0	$1,000
TOTAL LIABILITIES	$0	$1,000

MEMBERS’ EQUITY	$48,217	$33,006

TOTAL LIABILITIES AND EQUITY	$48,217	$34,006

Statement of Operations
Pebble Asset Management, L.L.C.
(A Development Stage Company)
For the Three Months Ended March 31, 2010
And July 13, 2009 (Inception) to March 31, 2010
(unaudited)

	Three Months Ended	July 13, 2009 (Inception) Through
	March 31, 2010	March 31, 2010

REVENUES	$0	$0

OPERATING EXPENSES
General and administrative expenses	$789	$4,383
TOTAL OPERATING EXPENSES	$789	$4,383

NET INCOME (LOSS)	$(789)	$(4,383)

Statement of Members’ Equity
Pebble Asset Management, L.L.C.
(A Development Stage Company)
As of March 31, 2010
(unaudited)

BALANCE – BEGINNING OF PERIOD	$0

MEMBERS’ CAPITAL CONTRIBUTIONS	$36,600

NET LOSS FOR THE PERIOD ENDED DECEMBER 31, 2009	$(3,594)

BALANCE – DECEMBER 31, 2009	$33,006

MEMBERS’ CAPITAL CONTRIBUTIONS	16,000

NET LOSS FOR THE THREE MONTH PERIOD ENDED
MARCH 31, 2010	$(789)

BALANCE – MARCH 31, 2010	$48,217

Statement of Cash Flows
Pebble Asset Management, L.L.C.
(A Development Stage Company)
For the Three Months Ended March 31, 2010
And July 13, 2009 (Inception) to March 31, 2010

	Three Months Ended	July 13, 2009 (Inception) Through
	March 31, 2010	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(789)	$(4,383)
Changes in assets and liabilities:
Increase in accrued expenses	$(1,000)	$0
CASH FLOWS USED IN OPERATING ACTIVITIES	$(1,789)	$(4,383)

CASH FLOWS FROM INVESTING ACTIVITIES
Loans made to related party	$(13,120)	$(43,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from members’ capital contributions	$16,000	$51,600

NET INCREASE IN CASH	$1,091	$4,253
Cash, beginning of period	$3,162	$0
Cash, end of period	$4,253	$4,253

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

Notes to Statement of Financial Condition of Pebble Asset Management, L.L.C.

Note 1 – Summary of Significant Accounting Policies

Nature of Business
Pebble Asset Management, L.L.C. (“PAM” and the “Company”) was organized as a Limited Liability Company in the State of Louisiana on July 13, 2009. The Company will be engaged in the principal business activity of being a financial fund manager and commodity pool operator.   The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basis of Presentation
The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s financial statements filed with the SEC as of and for the period ended December 31, 2009.  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Members’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Taxes
A provision for federal income taxes has not been included in the financial statements since income or loss of the Company is required to be reported by the members on their individual income tax returns.

Cash and Cash Equivalents
The  Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Accounting Basis
The Company uses the accrual basis of accounting and has adopted a December 31 year end.

Fair Value of Financial Instruments
PAM’s financial instruments consist of cash and cash equivalents, accrued expenses, and an amount due from a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

Investment in Affiliated Limited Liability Companies

The Company and/or its principals have invested in the Fund, a Louisiana limited liability company, organized to trade speculatively in the United States of America markets using a strategy developed by the Company. The Company’s investment in the Fund is recorded based upon the equity method of accounting.

Revenue Recognition

The Company earns management fees and incentive fees for trading and management services provided to the Fund. Management fees and incentive fees are accrued as earned. Investment income includes interest income earned on investments in money market funds which is recognized when earned, based upon the accrual method.

Expenses

The Company incurs operating expenses relating to normal activities in connection with managing the business. Expenses are recorded as incurred, based upon the accrual method.

Fixed Assets

Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 1–3 years.

Functional Currency

The Company’s functional currency is the U.S. Dollar.

Recent Accounting Pronouncements

In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance, and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10).  SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of March 31, 2010.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – Loan Receivable - Related Party

At March 31, 2010, the Company was owed $43,964 by a party related due to common ownership for funds it advanced that were used for working capital. The amount is unsecured, due upon demand, and non-interest bearing.

Note 4 – Accrued Expenses

Accrued expenses at March 31, 2010 consisted of amounts owed to the Company’s law firm and outside independent auditors for services rendered for periods reported on in these financial statements.

Note 5 – Commitments

The Company neither owns nor leases any real or personal property. A related party has provided office space and services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Note 6 – Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2010, and has determined that it does not have any material subsequent events to disclose in these financial statements.

General Information

Nature of Business

Pebble Asset Management, L.L.C. (the “Company”), was organized pursuant to Louisiana law effective July 13, 2009. The Company’s business is the trading and management of discretionary commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Pebble U. S. Market Fund, L.L.C. (“Fund”). Upon acceptance of registration, the Company became Manager of the Fund. The Company is wholly owned by two members.

Related Parties

The Company is the Manager and is responsible for the trading and management of the Fund. As Manager, the Company receives a monthly management fee equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund. In addition, the Company receives an incentive fee of 15.00% of new appreciation in the Fund’s net assets computed on a monthly basis, excluding interest income and as adjusted for subscriptions and redemptions, and one-twelfth of 1.50% of month end net assets (1.50% per annum), not to exceed the amount of actual expenses incurred, for ongoing operating and offering expenses. Any operating and offering costs above 1.50% of net assets per year will be borne by PAM.

The Company has the option to utilize an automated trading system provided by TradeStation at the discretion of PAM. This trading system executes its commodity trades on behalf of the Fund, on a non-exclusive basis and at no cost. The Company executes its trades through TradeStation. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

* * * * * *
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN PEBBLE ASSET MANAGEMENT, L.L.C.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

May 28 , 2010

Pebble U. S. Market Fund, L.L.C.

$100,000,000 SERIES A

UNITS OF LIMITED LIABILITY INTEREST

THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “RISK FACTORS” BEGINNING AT PAGE 6 IN PART ONE OF THE PROSPECTUS.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION. ADDITIONAL DISCLOSURE DOCUMENTS CAN BE DOWNLOADED AT NO CHARGE FROM THE FUND WEBSITE, WWW.PEBBLEUS.COM.

THE DATE OF THE MOST RECENT DISCLOSURE DOCUMENT IS DATED MAY 28 , 2010.

Pebble Asset Management, L.L.C.
Manager
3500 N Causeway Blvd, Suite 160
Metairie, LA 70002
(504) 401-0179

PART TWO

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

Page

STRATEGY	42
Market Diversification	42
Technical Trading Systems	42
Trend Following	42
Money Management	42
Trading Manager’s Performance	42
Notes to Trading Manager’s Performance	44
WHY A MANAGED FUTURES FUND?	45
WHY NOW?	45
HISTORICAL LOW-CORRELATED PERFORMANCE	45
THE FUTURES MARKETS	45
REGULATION	46
Margin	46
POTENTIAL ADVANTAGES OF FUTURES FUND INVESTMENTS	46
POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS	47

EXHIBITS
Exhibit A: Pebble U S Market Fund, L.L.C. Form of Operating Agreement	A
Exhibit B: Pebble U S Market Fund, L.L.C. Subscription Representations	B
Exhibit C: Pebble U S Market Fund, L.L.C. Subscription Documents	C
Exhibit D: Pebble U S Market Fund, L.L.C. Request for Transfer Form	D
Exhibit E: Pebble U S Market Fund, L.L.C. Request for Redemption	E
Exhibit F: Pebble U S Market Fund, L.L.C. Delivery Instructions	F

STRATEGY

Market Diversification

PAM and its affiliates use proprietary trading systems designed to ensure minimal correlation to traditional investments. The Fund trades only futures contracts listed on the U. S. exchanges. The traded futures market sectors include, but are not limited to, futures contracts on Stock Indices, Financial Futures, Currencies, Agricultural Products, Energy, and Metals. PAM monitors and trades in over 40 different futures contracts that span the futures market to provide market diversification. Allocations among the contracts traded change over time due to liquidity, volatility and risk considerations. The Fund’s strategy is based on the consistent implementation of the PAM philosophy of market diversification, money management, and trend-following based on technical analysis of each market. PAM is continually formulating and testing new strategies and approaches within the framework of our philosophy striving to achieve the overall investment objective of the Fund.

The current markets in which the Fund trades futures contracts, including all mini/electronic contracts, are: Stock Indices - Dow Jones Industrial Average, NASDAQ 100 Index, Russell 2000 Index, S&P 500 Index, S&P Midcap 400 Index, and Nikkei Index; Financial Futures – Eurodollars, 30 Year US Treasury Bond, 10 Year US Treasury Note, 5 Year US Treasury Note, and 2 Year US Treasury Note; Currencies – Australian Dollar, British Pound, Canadian Dollar, Euro FX, Japanese Yen, Mexican Peso, New Zealand Dollar, Swiss Franc, and US Dollar Index; Agricultural Products - Corn, Oats, Rough Rice, Soybeans, Soybean Meal, Soybean Oil, Wheat, Kansas City Wheat, Minneapolis Wheat, Feeder Cattle, Live Cattle, Lean Hogs, Pork Bellies, Cocoa, Coffee, Cotton, Lumber, Orange Juice, Sugar #11, and GSCI Commodity Index; Energy - Crude Oil, Heating Oil, Natural Gas, RBOB gasoline; Metals - Copper, Gold, Silver, Palladium, and Platinum. These are the current markets traded by the Fund. PAM, as manager of the Fund, may add or remove markets from the trading system as appropriate. The trading systems will always consist of futures contracts from markets traded on U.S. Exchanges only.

Technical Trading Systems

Positions are initiated using proprietary technical systems that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators to identify trending markets. PAM believes the key to using such indicators successfully lies in the way they are correlated and applied in an overall strategy.

Trend Following

PAM’s trading strategy is based on intermediate time horizons. One of the keys to success is money management. PAM uses daily stop orders to limit drawdown. In this way, if a trend reverses the Fund’s loss is theoretically limited, while if a trend continues the Fund’s profits are theoretically protected. The stop-loss strategy is used to theoretically limit losses or protect and open profit while maximizing the return of winning trades. Past performance is not necessarily indicative of future results.

Money Management

Risk management plays a key role in the PAM investment strategy. The proprietary system limits initial risk per trade to a theoretical maximum of 1.25 percent of total fund assets. In addition, PAM continuously screens the systems and volatility and adjusts the portfolio exposure accordingly.

Trading Manager’s Performance

THE POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. PAM will trade the Fund in accordance with the proprietary system developed by Tim Skarecky and used by him in trading for his account since August 2006. The results shown are the results of actual trades placed in the account of Mr. Skarecky beginning in August 2006. The value of the account was indexed to a base share price of $1,000 at the beginning of trading in the proprietary system for ease of understanding and display. Records of the Fund manager’s account, account statements and confirmations, are on file at PAM. The results are unaudited by an independent certified public accountant.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1 contains the results of trading the proprietary systems from August 2006 to the present. These results include brokerage fees and interest credited from U.S. treasury bills. The results do not include any fees, except brokerage fees, that will be charged in the Fund.

Table 1 – Proprietary Trading of Mr. Skarecky. Actual performance with no fees, except brokerage fees, including interest.

Name of Pool	Skarecky Proprietary Account
Sole Proprietor	Timothy Skarecky
Inception of Tradin	August 2006
Number of Accounts Directe	1
Aggregate Subscriptions as of April 30, 2010	$250,000
Net Asset Value as of April 30, 201.	$704,358.65
Worst Monthly % Drawdown (July 2007)	(13.14%)
Worst Peak-to-Valley % Drawdown (February 2009 to July 2009)	(22.01%)

INDEX
		2006	2007	2008	2009	2010
	Jan	----	1046.65	1380.42	3200.28	2692.70
	Feb	----	1027.91	2045.34	3234.03	2669.20
	Mar	----	974.24	1909.04	2824.10	3144.72
	Apr	----	1071.56	1734.58	2707.10	3291.50
	May	----	1078.08	1777.24	2620.93
	June	----	1049.62	1918.07	2605.37
	July	1000.00	911.75	1674.47	2528.30
	Aug	988.30	912.03	1677.27	2736.47
	Sep	927.45	1131.23	1978.29	2815.51
	Oct	947.45	1204.39	2805.09	2650.81
	Nov	1051.06	1173.52	3115.25	3143.69
	Dec	1000.92	1192.35	3189.88	-3011.85

PERFORMANCE
		2006	2007	2008	2009	2010
	Jan	----	4.57%	15.77%	0.33%	-10.60%
	Feb	----	-1.79%	48.17%	1.05%	-0.87%
	Mar	----	-5.22%	-6.66%	-12.68%	17.82%
	Apr	----	9.99%	-9.14%	-4.12%	4.67%
	May	----	0.61%	2.46%	-3.20%
	June	----	-2.64%	7.92%	-0.59%
	July	----	-13.14%	-12.70%	-2.96%
	Aug	-1.17%	0.03%	0.17%	8.23%
	Sep	-6.16%	24.03%	17.95%	2.89%
	Oct	2.16%	6.47%	41.79%	-5.85%
	Nov	10.94%	-2.56%	11.06%	18.59%
	Dec	-4.77%	1.60%	2.40%	-4.19%

		2006	2007	2008	2009	2010 (YTD)
Annual Rate of Return		0.09%	19.12%	167.53%	-5.58%	9.29%

Months Traded	45
Ending Balance	$3,291.50
Total Return Since Inception	229.15%
Annualized Rate of Return	37.40%
Monthly Rate of Return	2.68%
1 Year Rolling Return	21.56%
3 Year Rolling Return	45.36%
Annualized Std Deviation	43.35%
Annual Downside Std Deviation	14.07%
Maximum Drawdown**	22.01% (Maximum drawdown occurred from Feb 2009 to July 2009)
Target Margin to Equity	25%
Max. Initial Risk per trade	1.25%
Sharpe Ratio*	.86
Sortino Ratio*	2.66

* Risk Free Performance = 0%
  ** Maximum Drawdown is a reduction in value from highest NAV to lowest since inception.

Table 2 – Pro-Forma Proprietary Trading of Mr. Skarecky. Actual performance including maximum fees as would have been charged according to the prospectus.

Name of Pool	Skarecky Proprietary Account
Sole Proprietor	Timothy Skarecky
Inception of Trading.	August 2006
Number of Accounts Directed	1
Aggregate Subscriptions as of April 30, 2010	$250,000
Net Asset Value as of April 30,	$551,905.61
Worst Monthly % Drawdown (July 2007	(13.39%)
Worst Peak-to-Valley % Drawdown (February 2009 to July 2009)	(22.96%)

INDEX
		2006	2007	2008	2009	2010
	Jan	----	1024.09	1276.34	2622.31	2128.46
	Feb	----	1002.79	1797.40	2639.82	2103.73
	Mar	----	947.65	1672.76	2298.49	2471.28
	Apr	----	1039.22	1515.44	2197.32	2579.08
	May	----	1047.77	1554.47	2120.71
	June	----	1017.13	1672.76	2101.71
	July	1000.00	880.95	1456.05	2033.84
	Aug	985.42	878.97	1456.92	2194.88
	Sep	922.05	1080.35	1713.39	2251.68
	Oct	939.18	1137.87	2343.00	2113.79
	Nov	1034.39	1111.01	2572.26	2499.50
	Dec	982.18	1125.54	2621.43	2387.69

PERFORMANCE
		2006	2007	2008	2009	2010
	Jan	----	4.26%	13.40%	0.03%	-10.86%
	Feb	----	-2.08%	40.82%	0.67%	-1.16%
	Mar	----	-5.50%	-6.94%	-12.93%	17.47%
	Apr	----	9.66%	-9.40%	-4.40%	4.36%
	May	----	0.82%	2.58%	-3.49%
	June	----	-2.92%	7.61%	-0.88%
	July	----	-13.39%	-12.95%	-3.24%
	Aug	-1.46%	-0.22%	0.06%	7.92%
	Sep	-6.43%	22.91%	17.60%	2.59%
	Oct	1.86%	5.32%	36.75%	-6.12%
	Nov	10.14%	-2.36%	9.79%	18.25%
	Dec	-5.05%	1.31%	1.91%	-4.47%

		2006	2007	2008	2009	2010 (YTD)
Annual Rate of Return		-1.78%	14.60%	132.90%	-8.92%	8.02%

Months Traded	45
Ending Balance	$2,579.08
Total Return Since Inception	157.91%
Annualized Rate of Return	28.74%
Monthly Rate of Return	2.13%
1 Year Rolling Return	17.37%
3 Year Rolling Return	35.39%
Annualized Std Deviation	39.87%
Annual Downside Std Deviation	14.37%
Maximum Drawdown**	22.96% (Maximum drawdown occurred from Feb 2009 to July 2009)
Target Margin to Equity	25%
Max. Initial Risk per trade	1.25%
Sharpe Ratio*	.72
Sortino Ratio*	2.00
* Risk Free Performance = 0%
** Maximum Drawdown is a reduction in value from highest NAV to lowest since inception.

Notes to Trading Manager’s Performance

The purpose of the pro-forma presentation is to provide an approximation of the rates of return Units would have achieved had they been traded according to the trading system used by Mr. Skarecky in his account since the first use of the trading system in August 2006. The identical proprietary trading system used by Mr. Skarecky which generated these results will be used in the Fund. The portfolio is constantly changing based on technical factors such as trends, volatility changes, contract expirations, and many other factors. A description of the Fund’s trading philosophy and market sectors traded to create and manage the portfolio can be found under “General” on page 1. The actual trading results in Mr. Skarecky’s personal account and pro-forma results including the maximum fund fees according to the prospectus are shown. However, there are material limitations inherent in pro-forma comparisons. It is not feasible to make all the pro-forma adjustments necessary to reflect the effect of some variables on the actual performance of Units prior to their commencement of trading. The pro-forma performance presented should not be considered indicative of how such Units would have actually performed had they been traded in the Fund.

The pro-forma calculations in Table 2 were made taking into account the adjustments of fees and income from month to month. The pro-forma performance reflects on a monthly and cumulative basis the effect of fees and interest that would have been charged and credited respectively. A comparison between the two tables illustrates the effect fees and interest would have had on the performance. The fees charged in Table 2 are the same fees shown in the “Breakeven Analysis” on page 4. The fees are management fees of 2.00%, manager performance fees of 15.00% (when applicable), and operating and offering expenses of 1.50%. Both tables include brokerage fees of 0.27% and the actual interest credited form short term US Treasury bills since inception of trading. Target Margin to Equity is the level of assets used to margin the Fund’s positions as a percentage of the total value of the account. The actual margin to equity at any point in time may be greater or less than the target percentage. The Sharpe Ratio is a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sortino Ratio measures the risk-adjusted return of an investment portfolio or strategy. The formula is the portfolio's realized return minus the target rate of return divided by downside risk.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth and provide portfolio diversification. A primary reason to invest in a managed futures product, such as Pebble U. S. Market Fund, L.L.C., is to provide a non-correlated or low-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

WHY NOW?

Managed futures funds are an uncorrelated asset class that has the potential to provide appreciation in any economic climate. Adding a small percentage of a managed futures fund to a portfolio can potentially lower volatility providing more consistent results for your clients.

HISTORICAL LOW-CORRELATED PERFORMANCE

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the low-correlation characteristic of managed futures can improve risk adjusted returns in a traditional investment portfolio of stocks and bonds. Having the ability to go long and short gives managed futures the opportunity to profit in both up and down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance that the Fund will trade profitably or not incur losses.

THE FUTURES MARKETS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity, currency or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Fund trades futures contracts in the U.S. markets.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” PAM is registered with the CFTC as a commodity pool operator and is a member of the NFA. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, PAM would be unable to act as the Fund’s commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.

The Units are registered with the SEC under the Securities Act of 1933, and the Fund will become a reporting company pursuant to the Securities and Exchange Act of 1934 once the requirements are met. The Fund is registered with the NFA as a commodity pool. The principals of PAM and PMG are Timothy Skarecky and Richard Clement. Mr. Skarecky is registered with the NFA though PAM (commodity pool operator) and SEC through PMG (registered investment advisor). Mr. Clement is registered with the NFA through PAM (commodity pool operator) and the SEC through PMG (registered investment advisor). Their background and profiles can be found under “Pebble Asset Management, L.L.C.” on page 10.

Margin

In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 1%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

POTENTIAL ADVANTAGES OF FUTURES FUND INVESTMENTS

The futures markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in commodity markets.

Profit Potential

Futures contracts are highly leveraged. Futures exchanges set the margin required to enter a futures contract (long or short) as a percentage of the contract value. The amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures contract position is typically about 1% to 10% of the total value of the contract. Leverage magnifies profits but also magnifies losses.

Interest Credit

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, margin deposits are maintained in cash equivalents, such as U.S. Treasury Bills, and interest is earned on up to 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts.

Ability to Profit or Lose in a Rising or Falling Market Environment

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, that investor will lose money until the short position is exited.

Professional Trading

PAM’s approach includes the following elements:

Disciplined Money Management
PAM generally allocates 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a target maximum risk of 1% to 1.25% from initial risk. No guarantee is provided that losses will be limited to these percentages.

Balanced Risk
PAM will allocate the Fund’s capital from among more than 40 markets in the United States during market hours. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics.

Ongoing Capital Management
PAM may increase or decrease commitments in certain market sectors in an attempt to reduce performance volatility when the proprietary systems indicate a change is necessary.

Multiple Systems
While PAM’s approach is to identify emerging trends and follow them to conclusion, no one system is correct all of the time. PAM utilizes a multi-system strategy on behalf of the Fund that divides capital among different market sectors in an attempt to allocate risk and increase the profitability of correctly identifying and capitalizing on trending markets.

Convenience

Through the Fund, investors can participate in U. S. markets and opportunities without needing to master complex trading strategies and monitor multiple market sectors.

Liquidity

In most cases the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no purchaser or seller for a particular market, PAM attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “Risk Factors — Illiquidity of the Markets may Cause Loss to Investors” at page 7. Also, investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions” at page 20.

Limited Liability

Investors’ liability is limited to the amount of their investment in the Fund. Investors will not be required to contribute additional capital to the Fund.

POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS

Some potential disadvantages of investing in futures markets and funds investing in those markets include the following:

Lack of Diversification

Because a single advisor fund does not allocate its assets among a group of advisors, such fund is less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a multi-advisor fund or available to an investor that makes its own allocation decisions.

Selection of Brokers and Clearing Firms

The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suit their requirements.

Potentially Higher Fees

A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Operating and offering expenses and solicitation expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.

Lack of Transparency

Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.

Performance History

Although the Manager has experience in trading futures in a proprietary account, the Manager has no performance history operating a commodity pool. The Fund has not commenced trading and has no operating history.

EXHIBIT A

Pebble U. S. Market Fund, L.L.C.

Form of Operating Agreement

This Operating Agreement (the “Agreement”) is made as of May 28, 2010, by and among Pebble U.S. Market Fund, L.L.C. (the “Company”), a Louisiana limited liability company, and each other party who becomes a member of the Company by executing this  Agreement as an owner of a unit (“Unit”) of beneficial interest created hereunder and who is shown on the books and records as a Member (individually, a “Member” and collectively, the “Members”).

1. Formation. The Company was organized as a Louisiana limited liability company effective August 6, 2009 pursuant to and in compliance with the Louisiana Revised Statutes Annotated 12:1300, et seq., and for the purposes as set forth therein and pursuant to the Articles of Organization. The manager of the Company is Pebble Asset Management, L.L.C. (the “Manager”).

2. (a) Units of Limited Liability Company. The beneficial interest in the Fund shall be divided initially into 100,000 Units. All Units issued hereunder shall be fully paid and non assessable. The Manager in its discretion may, from time to time, without vote of the Unit holders, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Manager may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the Manager may issue fractional Units. The Manager may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund. Contributions to the Fund may be accepted for, and Units shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Creation of Series. The Fund shall consist of one series of Units as designated by the Manager as: “Pebble U. S. Market Fund, L.L.C. Series A”. No additional series may be created under the Fund. Each Unit of the Fund shall represent an equal beneficial interest in the net assets belonging to the Fund. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of the Fund established hereunder shall have the following relative rights and preferences:

(i) Unit holders of the Fund shall have no preemptive or other right to subscribe to any additional Units in the Fund or other securities issued by the Fund.

(ii) All consideration received by the Fund for the issue or sale of the Units within the Fund, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Fund and may be referred to herein as “assets belonging to” the Fund or the “Fund Estate”. The assets belonging to the Fund for all purposes subject only to the rights of creditors of the Fund.

(c) Creation of Accounts. For the benefit of the Unit holders, the Manager shall establish and maintain a segregated account entitled “Pebble U. S. Market Fund, L.L.C. Series A Account” (the “Series A Account”). The Manager hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account. The sums held in the Series A Account shall be held for the benefit of the Series A Unit holders and such account shall be segregated and separate records with respect thereto shall be kept. The Manager shall hold, invest and disburse the funds held in the account at its discretion.

(d) Creation of Additional Accounts. The Manager is authorized to establish and maintain one or more separate accounts for the Fund (the “Additional Accounts”) with such institutions as the Manager shall select for the following purposes:

(i) to receive and deposit subscriptions for the fund; and

(ii) to pay Unit holders for redemptions of all or a portion of their Units. The Manager acknowledges that the funds held in any such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

(e) Limited Liability of Unit holders. Each Unit, when purchased by a Unit holder in accordance with the terms of this Agreement, will be fully paid and non assessable. No Unit holder will be liable for the Fund’s obligations in excess of that Unit holder’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Fund will not make a claim against a Unit holder with respect to amounts distributed to that Unit holder or amounts received by that Unit holder upon redemption of Units unless the Net Assets of the Fund (which will not include any right of contribution from the Manager except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Fund which have arisen before the payment of these amounts.

3. Principal Office. The address of the principal office of the Fund shall be c/o Pebble Asset Management, L.L.C., 3500 N. Causeway Blvd., Suite 160, Metairie, LA 70002; telephone (504) 401-0179. The Manager is located at the same address.

4. Business. The Fund’s business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic commodity futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, traded on an organized exchange, and to engage in all activities necessary, convenient or incidental thereto. The Fund may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. The Fund may engage in such business and purpose either directly or through joint ventures, entities or Funds, provided that the Fund’s participation in any of the foregoing has no adverse economic or liability consequences for the Unit holders, which consequences would not be present had the Fund engaged in that same business or purpose directly. The objective of the Fund’s business is appreciation of its assets through speculative trading by the Manager and independent professional trading advisors (“Advisors”) selected from time to time by the Manager.

The Fund may be required to deposit margin funds with a clearing broker in order to enter into a futures contract position. Such amounts generally range between 1% to 10% of the total value of the contract.  The Fund may commit a maximum of 50% of its assets as margin for positions held by the clearing brokers.

5. Term, Dissolution, Fiscal Year. (a) Term. The term of the Fund commenced on May 1, 2010  and shall continue until the first to occur of the following:

(1) receipt by the Manager of an approval to dissolve the Fund at a specified time by Unit holders owning Units representing more than fifty percent (50%) of the outstanding Units of the Fund then owned by Unit holders, notice of which is sent by certified mail return receipt requested to the Manager not less than 90 days prior to the effective date of such dissolution;

(2) withdrawal, insolvency or dissolution of the Manager or any other event that causes the Manager to cease to be the Manager of the Fund, unless (i) at the time of such event there is at least one remaining Manager of the Fund who carries on the business of the Fund (and each remaining Manager of the Fund is hereby authorized to carry on the business of Manager of the Fund in such an event), or (ii) within 120 days after such event Unit holders holding a majority of Units of the Fund agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more Managers of the Fund;

(3) a decline in the aggregate Net Assets of the Fund to less than $250,000 at any time following commencement of trading in the Fund;

(4) dissolution of the Fund pursuant hereto; or

(5) any other event which shall make it unlawful for the existence of the Fund to be continued or require termination of the Fund.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and its affairs wound up. Upon dissolution of the Fund, the Manager, or another person approved by a majority of the Units of the Fund, shall act as liquidator trustee.

(c) Fiscal Year. The fiscal year of the Fund shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” are the Fund’s assets less the Fund’s liabilities determined in accordance with generally accepted accounting principles in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Manager may deem fair and reasonable. Net Asset Value may be further reduced as a result of any charges that may be incurred but not paid by the Fund, including but not limited to any performance fees. The “Net Asset Value per Unit” of the Fund is the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination. The Fund may issue 100,000 Units at the Net Asset Value per Unit.

6. Net Worth of the Manager. The Manager, including the principals of PAM, agrees that at all times so long as it remains Manager of the Fund, it will maintain an aggregate net worth in the Fund at the lesser of an amount not less than 1% or $250,000 of the total contributions to the Fund by all Unit holders and to any other Commodity Pool for which it acts as a Manager by all Unit holders; provided, however, that in no event may the Manager’s, inclusive of principal’s, aggregate net worth in the Fund be less than $250,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the Manager obtains an opinion of counsel that a proposed modification will not adversely affect the treatment of the Fund for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

7. Capital Contributions; Units. The Unit holders’ respective capital contributions to the Fund shall be as shown on the books and records. The Manager, so long as it is Manager of the Fund and so long as it is required to characterize such Fund as a Fund for federal income tax purposes, shall invest in such Fund, sufficient capital so that the Manager will have at all times a capital account equal to at least 1% of the total capital accounts of the Fund (including the Manager’s). The Manager may withdraw any interest it may have in the Fund in excess of such requirement, and may redeem as of any month end any interest which it may acquire on the same terms as any Unit holder of the Fund, provided that it must maintain the minimum interest described in the preceding sentence. The requirements of this Section 7 may be modified if the Manager obtains an opinion of counsel that a proposed modification will not adversely affect the classification of the Fund as a Fund for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

The Manager may, without the consent of any Unit holders, admit to the Fund purchasers of Units as Unit holders. All Units subscribed for in the Fund upon receipt of a check or draft of the Unit holder are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Unit holder for Units representing payment for Units is returned unpaid, the Fund shall cancel the Units issued to such Unit holder represented by such returned check or draft. Any losses or profits sustained by the Fund in connection with the Fund’s commodity trading allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets of the Fund and allocated among the remaining Unit holders as described in Section 8. The Fund may require a Unit holder to reimburse the Fund for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the Manager or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of the Fund has been obtained. Each Unit holder of a Unit in the Fund shall be deemed a beneficial owner.

8. Allocation of Profits and Losses. (a) Capital Accounts and Allocations. A capital account will be established for each Unit holder. The initial balance of each Unit holder’s capital account will be the amount of a Unit holder’s initial capital contribution to the Fund less, in the case of a Unit holder, the amount of offering expenses allocable to the Unit holder’s Units, if any. As of the close of business (as determined by the Manager) on the last day of each calendar month (“Determination Date”) during each fiscal year of the Fund, the following determinations and allocations will be made subsequently with respect to the Fund:

(i) Net Assets will be determined.

(ii) Accrued monthly management and operating and offering expenses will then be charged against Net Assets.

(iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Manager as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Unit holder in the ratio that the balance of each account bears to the balance of all accounts.

(v) Any accrued interest will be credited to the capital account of each Unit holder on a pro rata basis.

(vi) The amount of any distribution to a Unit holder, any amount paid to a Unit holder on redemption of Units and any redemption fee paid to the Manager upon the redemption of Units will be charged to that Partner’s capital account.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the realized profit or loss attributable to the Fund will be allocated among the Unit holders under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Fund. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Unit holders based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii) Net realized capital gain or loss from the Fund’s trading activities will be allocated as follows:

(A) For the purpose of allocating the Fund’s net realized capital gain or loss among the Unit holders, the Manager will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Unit holder for the Unit. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Unit holder completely redeems his Units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(C) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Unit holder who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(B) above will be allocated next among all Unit holders whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(B) above) in the ratio that each such Unit holder’s excess bears to all such Unit holders’ excesses. If gain to be allocated under this subparagraph (b)(ii)(C) is greater than the excess of all such Unit holders’ capital accounts over all such allocation accounts, the excess will be allocated among all Unit holders in the ratio that each Unit holder’s capital account bears to all Unit holders’ capital accounts.

(D) Net realized capital loss will be allocated first to each Unit holder who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(D) above will be allocated next among all Unit holders whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(D) above) in the ratio that each such Unit holder’s excess bears to all such Unit holders’ excesses. If loss to be allocated under this subparagraph (b)(ii)(E) is greater than the excess of all of these allocation accounts over all such Unit holders’ capital accounts, the excess loss will be allocated among all Unit holders in the ratio that each Unit holder’s capital account bears to all Unit holders’ capital accounts.

(iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Unit holder. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the Manager’s Units of Managing Fund Interest in the Fund on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Unit holders generally in the ratio and to the extent that net profit and net loss are allocated to the Unit holders under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Unit holder’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) Performance Fees. Performance Fees shall be payable by the Fund to the Manager as of the end of each month and upon redemption of Units. Performance Fees shall equal a percentage, in respect of the Units of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units. “New Appreciation” shall be the total increase, if any, in Net Asset Value of the Fund from the end of the last period for which a performance fee was earned by the Manager, net of all fees and expenses paid or accrued other than the Performance Fee itself and after subtraction of all interest income received by the Fund. The Fund will initially pay the Manger a monthly Performance fee equal to 15.00% of New Appreciation.  Performance Fees shall be paid by the Fund as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of a Unit of the Fund. Accrued Performance Fees payable by the Fund shall reduce the redemption price of Units and shall be paid to the Manager upon redemptions within the Fund. The amount (if any) of the accrued Performance Fee that shall be paid to the Manager upon the redemption of any Unit within the Fund shall be determined by dividing the total Performance Fee as of such redemption date payable by the number of Units within the Fund then outstanding (including Units redeemed as of such date); the remainder of the accrued Performance Fee payable by the Fund shall be paid to the Manager on the last day of each month. In the event assets are withdrawn from a Unit holder’s account or the Fund as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The Manager may adjust the allocations set forth in this Section 8(c), in the Manager’s discretion, if the Manager believes that doing so will achieve more equitable allocations.

(d) Expenses. (1) The Manager shall advance the operating and offering expenses of the initial and continuous offerings of the Units of the Fund, and no such expenses shall be deducted from the proceeds of the offering. The Manager shall be reimbursed such amounts advanced on behalf of the Fund by the Fund via payments equal to 1/12th of 1.50% per month (1.50% per annum) of the Fund’s month-end Net Asset Value. The Manager shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event the Fund terminates prior to completion of its reimbursement of advanced expenses, the Manager will not be entitled to receive additional reimbursement from the Fund and the Fund will have no obligation to make further reimbursement payments to the Manager. For purposes of this Agreement, operating and offering expenses shall mean all costs paid or incurred by the Manager or the Fund in organizing the Fund and offering the Units of the Fund, including legal and accounting fees incurred, employee expenses, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of the Fund, execution and research costs, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) The Fund shall be obligated to pay all liabilities incurred by the Fund, including without limitation,

(i) brokerage fees;

(ii) operating and offering expenses (whether direct or indirect) in an amount equal to 1/12th of 1.50% of the Fund’s month-end Net Asset Value not to exceed the actual costs incurred (1.50% per annum), management fees equal to one-twelfth of 2.00% (2.00% annually) of the month-end net asset value of the Fund, and performance fees;

(iii) employee expenses;

(iv) legal and accounting fees; and

(v) taxes and other extraordinary expenses incurred by the Fund. During any year of operations, the Manager shall be responsible for payment of operating and offering expenses of the Fund in excess of 1.50% of the Fund’s month-end Net Asset Value during that year. Indirect expenses of the Manager, such as indirect salaries, rent and other overhead expenses shall not be liabilities of the Fund. The Fund shall receive all interest earned on its assets. The management and performance fees paid to PAM reflect the maximum fees payable by the Fund. PAM may not increase the fees payable to itself. PAM will be reimbursed for operating and offering expenses advanced to the Fund. The Fund will not exceed the maximum of 1.50% of net assets in the Fund per year to cover both current and reimbursable operating and offering expenses.

(3) Compensation to any party, including the Manager (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the Manager shall promptly reimburse the Fund for such excess.

(4) The Fund shall also be obligated to pay any costs of indemnification payable by the Fund to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Unit holders. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unit holder of the Fund shall be liable for the Fund’s obligations in excess of the capital contributed by such Unit holder, plus his share of undistributed profits and assets of the Fund. Each Unit holder will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

(f) Return of Capital Contributions. No Unit holder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Fund, in each case as provided herein and in accordance with the Act. In no event shall a Unit holder or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Fund and the Unit holders. The Manager, to the exclusion of all Unit holders, shall have the power to control, conduct and manage the business of the Fund. The Manager shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Fund. The Manager shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unit holders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Fund and the Unit holders pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

The Manager may, in furtherance of the business of the Fund, cause the Fund to retain Advisors, including, but not limited to, the Manager, to act in furtherance of the Fund’s purposes set forth in Section 4. The Manager may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the Manager and any affiliated person or entity, as the Manager in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund, provided, that no such arrangement shall allow fees paid by the Fund in excess of  levels permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) currently in effect, whichever is higher (the “Cap Amount”). The Manager shall reimburse the Fund, on an annual basis, to the extent that the Fund’s expenses paid to the Manager and the Performance Fee, exceed the Cap Amount.

The Manager is hereby specifically authorized to enter into, on behalf of the Fund, the initial subscription banking agreements, any advisory agreements and solicitation agreements and any related documents necessary to operate and manage the Fund. The Manager shall not enter into an advisory agreement with any advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Fund’s advisory fees may not be increased without prior written notice to Unit holders (60 days minimum written notice) allowing sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Unit holder’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the Manager on behalf of the Fund may enter into any other contracts or agreements necessary to operate and manage the Fund without any further act, approval or vote of the Unit holders of the Fund notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations.

The Manager shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Unit holders of the Fund will under no circumstances is deemed to have contracted away the fiduciary obligations owed them by the Manager. The Manager’s fiduciary duty includes, among other things, the safekeeping of all funds and assets and the use thereof for the benefit of the Fund. The Manager shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions. The Manager is hereby authorized to perform all other duties as the “tax matters partner” of the Fund.

The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a clearing broker or clearinghouse or entering into joint ventures or Funds shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, Funds or similar arrangements in which the Fund participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give ups to any trading manager or Advisor or to the Manager or any of their respective affiliates in respect of sales of the Units within the Fund; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Fund from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Solicitation Agreement which survive each closing of the sales of the Fund, shall not exceed one year.

Any material change in the Fund’s basic investment policies or structure shall require the approval of Unit holders of the Fund owning Units representing more than fifty percent (50%) of all Units within the Fund then owned by the Unit holders. Any agreements between the Fund and the Manager or any affiliate of the Manager (as well as any agreements between the Manager or any affiliate of the Manager and any Advisor) shall be terminable without penalty by the Fund upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered investment advisors. The Fund is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of the Fund taking into account the Fund’s open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to be engaging in “pyramiding.” The Manager may take such other actions on behalf of the Fund as the Manager deems necessary or desirable to manage the business of the Fund.

The Manager is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Unit holders may similarly engage in any such other business activities. The Manager shall devote to the Fund such time as the Manager may deem advisable to conduct the Fund’s business and affairs.

10. Audits and Reports to Unit holders. The Fund’s books shall be audited annually by an independent certified public accountant. PAM will distribute a monthly report of the Fund to investors within 30 calendar days after the end of each month. PAM will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year. The financial information distributed to Unit holders of the Fund will be completed by an independent certified public accountant. The Fund financial information and systems will be audited and an opinion expressed by an independent auditor or certified public accountant on an annual basis. Fund results and financial reports will be posted on the Fund website (www.pebbleus.com) within 30 calendar days after the end of each month and the annual report will be posted within 90 calendar days after the end of the fiscal year.

The Manager of the Fund shall notify its Unit holders within seven business days of any material change (i) in the agreements with the Fund’s Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to the Fund.

Unit holders of the Fund or their duly authorized representatives may inspect the Fund’s books and records during normal business hours upon reasonable written notice to the Manager and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the Manager, the Unit holder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unit holder’s interest as a beneficial owner of the Fund. The Manager shall have the right to keep confidential from the Unit holders of the Fund, for such period of time as the Manager deems reasonable, any information that the Manager reasonably believes that the Fund is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between the Fund and an affiliate of the Manager. The Manager shall calculate the approximate Net Asset Value per Unit of the Fund on a daily basis and furnish such information upon request to any Unit holder of the Fund. The Manager shall maintain and preserve all Fund records for a period of not less than six years. The Manager will, with the assistance of the Fund’s clearing brokers, make an annual review of the clearing brokerage arrangements applicable to the Fund. In connection with such review, the Manager will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Manager, comparable to those of the Fund in order to assess whether the rates charged the Fund are competitive in light of the services it receives. If, as a result of such review, the Manager determines that such rates are not competitive in light of the services provided to the Fund, the Manager will notify the Unit holders, setting forth the rates charged to the Fund and several funds which are, in the Manager’s opinion, comparable to the Fund.

11. Assignability of Units. Each Unit holder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the Manager at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of the Fund or of any part of his right, title and interest in the capital or profits of such Units shall be effective against the Fund or the Manager until the Manager receives the written notice of the assignment; the Manager shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Manager may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Manager, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to the Fund, may become a substituted Unit holder of the Fund, nor will the estate or any beneficiary of a deceased Unit holder or assignee have any right to redeem Units from the Fund except by redemption as provided in Section 12 hereof. Each Unit holder agrees that with the consent of the Manager any assignee may become a substituted Unit holder without need of the further act or approval of any Unit holder. If the Manager withholds consent, an assignee shall not become a substituted Unit holder, and shall not have any of the rights of a Unit holder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of the Fund shall be effective against the Fund or the Manager until the first day of the month succeeding the month in which the Manager consents to such assignment, transfer or disposition. No Units of the Fund may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of the Fund equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intra family transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions. Upon receipt of written notice to the Manager at least ten business days prior to the end of the month, a Unit holder or any assignee of Units may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than the then current net asset value of a Unit within the Fund (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the Manager) on the last day of any month; provided that:

(i) all liabilities, contingent or otherwise, of the Fund (including the Fund’s allocable share of the liabilities, contingent or otherwise, of any entities in which the Fund invests), except any liability to Unit holders within the Fund on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them;

(ii) the Manager shall have timely received a request for redemption, as provided in the following paragraph, and

(iii) with respect to a partial redemption, such Unit holder shall have a remaining investment in the Fund after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000. Requests for redemption must be received by the Manager at least ten business days, or such lesser period as shall be acceptable to the Manager, in advance of the requested effective month-end date of redemption. All redemptions, including requests by the Manager or its principals, will occur at month-end except in the case of a special redemption as described in the next paragraph. Redemption requests by the Manager or its principals are treated as any unit holder request for redemption. The Manager and its principal’s requests are not senior to a unit holder’s request for redemption. Requests for redemption accepted by the Manager are payable at the applicable month-end Net Asset Value per Unit being redeemed. The Manager, and its principals, may only redeem Units on regular and special redemption dates along with all other Unit holders. The Manager is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

If at the close of business (as determined by the Manager) on any day, the Net Asset Value per Unit of the Fund has decreased to less than 50% of the Net Asset Value per Unit of the Fund as of the most recent month end, after adding back all distributions, the Manager shall notify Unit holders within the Fund within seven business days thereafter and shall liquidate all open positions with respect to the Fund as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Manager (and any other Managers of the Fund) shall declare a Special Redemption Date with respect to the Fund. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Fund, and the Manager shall mail notice of such date to each Unit holder of the Fund and assignee of Units within the Fund of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unit holder or assignee must follow to have his interest in the Fund redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the Manager). Upon redemption pursuant to a Special Redemption Date, a Unit holder or any other assignee of whom the Manager has received written notice as described above, shall receive an amount equal to the Net Asset Value of his interest in the Fund, determined as of the close of business (as determined by the Manager) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Manager has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Fund are at least $400,000 and the Net Asset Value of a Unit within the Fund is in excess of $250, the Fund may, in the discretion of the Manager, resume trading. The Manager may not call any special redemption dates other than in the situation described above.

Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due the Fund from clearing brokers, banks or other persons or entities, the Fund may in turn delay payment to Unit holders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within the Fund equal to that proportionate part of the Fund’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.  Furthermore, the Fund has the right to deny a request for redemption if such redemption would result in adverse legal or tax consequences to the Fund.  The Manager shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Unit holder requesting redemption; provided, however, that such Unit holders shall cease to be Unit holders upon payment of the redemption amounts and such Unit holders shall have no claim against the assets of the Fund in which they were Unit holders except for such redemption payments. The Manager may require a Unit holder to redeem all or a portion of such Unit holder’s Units within the Fund if the Manager considers doing so to be desirable for the protection of the Fund, and will use best efforts to do so to the extent necessary to prevent the Fund from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

(iv) The Fund shall not be required to make a Code Section 754 election.  However, should a Unit holder receive a distribution of property in liquidation of his Units which results in substantial built in loss pursuant to Section 743(d) of the Code, then the Fund shall be required to make a downward adjustment to the basis of its remaining assets.  A substantial built in loss will be deemed to occur if the Fund’s adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Fund generally will be required to adjust the basis of its property with respect to the transferee.

13. Offering of Units. The Manager on behalf of the Fund shall

(i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Manager deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units,

(ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Manager shall deem advisable and

(iii) take such action with respect to the matters described in (i) and (ii) as the Manager shall deem advisable or necessary.

14. Additional Offerings. The Manager may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Fund of any such sales of additional Units of the Fund shall in no event be less than the Net Asset Value per Unit within the Fund (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of the Fund is appropriately adjusted). No Unit holder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

15. Special Power of Attorney. Each Unit holder by his execution of this Agreement does hereby irrevocably constitute and appoint the Manager and each officer of the Manager, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Manager be required by law):

(i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein;

(ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund;

(iii) all conveyances and other instruments which the Manager deems appropriate to qualify or continue the Fund in the State of Louisiana and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Unit holders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund, or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or re-file the Fund in a different jurisdiction; and

(iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unit holders in the Manager being able to rely on the Manager’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unit holder.

16. Withdrawal of the Manager or a Unit holder. The Fund shall be dissolved upon the final dissolution of the Fund created hereunder. The Fund shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the Manager with respect to the Fund, or any other event that causes the Manager to cease to be a Manager with respect to the Fund under the Act, unless the Fund is continued pursuant to the terms of Section 5(a)(3). In addition, the Manager may withdraw from the Fund, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Unit holder of the Fund and assignee of whom the Manager has notice; provided, that such resignation shall not become effective unless and until a successor Manager is in place. If the Manager withdraws as Manager with respect to the Fund and the Fund’s business is continued, the withdrawing Manager shall pay all expenses incurred directly as a result of its withdrawal. In the event of the Manager’s removal or withdrawal, with respect to the Fund, the Manager shall be entitled to redemption of its interest in the Fund at its Net Asset Value with respect to the Fund on the next closing date following the date of removal or withdrawal. The Manager may not assign its interest in the Fund or its obligation to direct the trading of the Fund’s assets without the consent of each Unit holder. The death, incompetency, withdrawal, insolvency or dissolution of a Unit holder or any other event that causes a Unit holder to cease to be a Unit holder (within the meaning of the Act) in the Fund shall not terminate or dissolve the Fund, and a Unit holder, his estate, custodian or personal representative shall have no right to redeem or value such Unit holder’s interest in the Fund except as provided in Section 12 hereof. Each Unit holder within the Fund agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund or the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Unit holder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Manager or to redeem or transfer Units.

17. Standard of Liability; Indemnification. (a) Standard of Liability for the Manager. The Manager and its Affiliates, as defined below, shall have no liability to the Fund or to any Unit holder of the Fund for any loss suffered by the Fund or such Unit holder which arises out of any action or inaction of the Manager or its Affiliates if the Manager, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the Manager or its Affiliates.

(b) Indemnification of the Manager by the Fund. To the fullest extent permitted by law, subject to this Section 17, the Manager and its Affiliates shall be indemnified by the Fund against any claims, losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the Manager or its Affiliates and the Manager, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the Manager shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Manager with respect to the Fund and acting wholly within the scope of the authority of the Manager. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Manager and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless

(1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or

(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or

(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Fund who:

(1) directly or indirectly controls, is controlled by, or is under common control with the Manager; or

(2) owns or controls 10% or more of the outstanding voting securities of the Manager; or

(3) is an officer or director of the Manager; or

(4) if the Manager is an officer, director, partner or trustee, is any entity for which the Manager acts in any such capacity.

Advances from the Fund Estate to the Manager and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Manager by a Unit holder are prohibited. Advances from the Fund’s Estate to the Manager and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:

(1) the legal action relates to the performance of duties or services by the Manager or its Affiliates on behalf of the Fund;

(2) the legal action is initiated by a third party who is not a Unit holder; and

(3) the Manager or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Manager or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of the Fund under this subsection (b) of this Section 17 subject a Unit holder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of the Fund by the Unit holders. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of the Fund’s Unit holder’s activities, obligations or liabilities unrelated to the Fund’s business, such Unit holder shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings. (a) Amendments with Consent of the Manager. The Manager may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Unit holders of the Fund. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Manager, mere receipt of an adequate number of unrevoked written consents from Unit holders of the Fund being sufficient. The Manager may amend this Agreement without the consent of the Unit holders of the Fund in order

(i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the prospectus),

(ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,

(iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes,

(iv) to qualify or maintain the qualification of the Fund as a limited liability company in any jurisdiction,

(v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,

(vi) to make any amendment to this Agreement which the Manager deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through the Fund, provided that such amendment is not adverse to the Unit holders, or that is required by law, and

(vii) to make any amendment that is appropriate or necessary, in the opinion of the Manager, to prevent the Fund or the Manager or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Fund from being considered for any purpose of ERISA to constitute assets of any “employee benefit plan” as defined in and subject to ERISA.

(b) Amendments and Actions without Consent of the Manager. In any vote called by the Manager or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unit holders of the Fund, the following actions may be taken, irrespective of whether the Manager concurs:

(i) this Agreement may be amended, provided, however, that approval of all Unit holders of the Fund shall be required in the case of amendments changing or altering this Section 18, extending the term of the Fund, or materially changing the Fund’s basic investment policies or structure; in addition, reduction of the capital account of any Unit holder or assignee or modification of the percentage of profits, losses or distributions to which a Unit holder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Unit holder’s or assignee’s written consent;

(ii) The Fund may be dissolved;

(iii) the Manager may be removed and replaced;

(iv) a new Manager or Managers may be elected if the Manager withdraws from the Fund;

(v) the sale of all or substantially all of the assets of the Fund may be approved; and

(vi) any contract with the Manager or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other Voting Matters. A Unit holder in the Fund upon request addressed to the Manager shall be entitled to obtain from the Manager, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unit holders within the Fund and the number of Units held by each (which shall be mailed by the Manager to the Unit holder within ten days of the receipt of the request); provided, that the Manager may require any Unit holder requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Unit holder.

Upon receipt of a written proposal, signed by Unit holders owning Units representing at least 10% of the Units then owned by Unit holders, a meeting of the Fund shall be called to vote upon any matter upon which the Unit holders may vote pursuant to this Agreement. The Manager shall, by written notice to each Unit holder of record sent by certified mail within 15 days after such receipt, call a meeting of the Fund. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The Manager may not restrict the voting rights of Unit holders as set forth herein. In the event that the Manager or the Unit holders vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Unit holders having an opportunity to redeem their Units. At that meeting, the Unit holders, provided that Unit holders owning a majority of the outstanding Units of the Fund concur, can vote to: 1) amend the Operating Agreement with respect to the Fund without the consent of PAM; 2) dissolve the Fund; 3) terminate contracts with PAM; 4) remove and replace PAM as Manager; and 5) approve the sale of the Fund’s assets.

19. Miscellaneous. (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unit holder or assignee hereunder, the Fund and the Manager may rely upon the Fund records as to who are Unit holders and assignees of the Fund, and all Unit holders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe neither the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

20. Benefit Plan Investors. Each Unit holder that is an “employee benefit plan” as defined in and subject to ERISA (a “Plan”, as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended), and each fiduciary thereof who has caused the Plan to become a Unit holder (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in the Fund by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement hereunder;

(d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties;

(e) none of the Manager, any Advisor to the Fund, any soliciting advisor, the clearing broker, the banking agent, any broker or dealer through which any Advisor requires the Fund to trade, any of their respective affiliates or any of their respective agents or employees:

(i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units;

(ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or

(iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary:

(i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses;

(ii) is independent of the Manager, any Advisor to the Fund, any soliciting advisor, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires the Fund to trade, and any of their respective affiliates; and

(iii) is qualified to make such investment decision.

21. No Legal Title to Fund Estate. The Unit holders within the Fund shall not have legal title to any part of the Fund Estate.

22. Legal Title. Legal title to all Fund Estate shall be vested in the Fund; except where applicable law in any jurisdiction requires any part of the Fund Estate to be vested otherwise, the Manager may cause legal title to the Fund Estate or any portion thereof to be held by or in the name of the Manager or any other person as nominee for and on behalf of the Fund.

23. Creditors. No creditors of any Unit holders within the Fund shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Fund Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement as of the day and year first above written.

Pebble Asset Management, L.L.C.
as Manager

By: /s/ Richard Clement

Name: Richard Clement
Title: President, Pebble Asset Management, L.L.C.

All Unit holders now and hereafter admitted as Unit holders of the Fund, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Manager.

By: Pebble Asset Management, L.L.C.
as Attorney-in-Fact

By: /s/ Richard Clement

Name: Richard Clement
Title: President, Pebble Asset Management, L.L.C.

EXHIBIT B

Pebble U. S. Market Fund, L.L.C.

SUBSCRIPTION REPRESENTATIONS

By executing the Subscription Agreement and Power of Attorney for Pebble U. S. Market Fund, L.L.C. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in the Fund irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated  May 28 , 2010 (the “Prospectus”). The minimum subscription is $5,000; additional Units may be purchased with a minimum investment of $1,000 for the Fund in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Pebble U. S. Market Fund, L.L.C. Subscription Account” unless the Purchaser’s payment will be made by debiting their brokerage account maintained with their soliciting advisor. Purchaser is also delivering to the soliciting advisor executed Subscription Documents (Exhibit C to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Documents are accepted, Purchaser agrees to contribute Purchaser’s subscription to the Fund and to be bound by the terms of the Operating Agreement of the Fund (the “Operating Agreement”) attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Fund and Pebble Asset Management, L.L.C. (“PAM”), as Manager of the Fund, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Documents, Purchaser shall be deemed to have executed the Operating Agreement.

As an inducement to PAM to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Documents, represents and warrants to PAM, the clearing brokers, the soliciting advisor who solicited Purchaser’s subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Documents and is legally competent to do so;

(b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Operating Agreement;

(c) All information that Purchaser has furnished to PAM or that is set forth in the Subscription Documents submitted by Purchaser is correct and complete as of the date of such Subscription Documents, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to PAM;

(d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another;

(e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor;

(f) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Documents on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Documents and become a Unit holder of the Fund pursuant to the Operating Agreement;

(g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA;

(h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund;

B-1

(i) If the Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing the Subscription Documents on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (i) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (ii) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (iii) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement hereunder; (iv) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (v) none of PAM, Pebble Management Group, L.L.C., Capital One Bank, NA, TradeStation Securities, Inc., and R.J. O’Brien, any other soliciting advisor, any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (b) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan; and (vi) the Plan Fiduciary (a) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (b) is independent of PAM, Pebble Management Group, L.L.C., Capital One Bank, NA, TradeStation Securities, Inc., and R.J. O’Brien, each other soliciting advisor, and each of their respective affiliates, and (c) is qualified to make such investment decision. The Purchaser will, at the request of PAM, furnish PAM with such information as PAM may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein; and

(j) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Documents on behalf of the Limited Partner Trust hereby further represents and warrants that an investment is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof.

B-2

EXHIBIT C

Pebble U. S. Market Fund, L.L.C.

Instructions to Subscription Documents
Dated: May 28, 2010

Any person considering subscribing for limited liability company units (“Units”) in Pebble U. S. Market Fund, L.L.C. (the “Fund”) should carefully read and review a current prospectus. The Fund’s prospectus (the “Prospectus”) should be accompanied by the most recent monthly report of the Fund.

The date on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

All current materials, including the current prospectus and disclosure document, can be found on the Fund’s website, www.pebbleus.com.

The Subscription Documents must include a completed and executed Power of Attorney, Operating Agreement, and Suitability Acknowledgement. Incomplete or unsigned documents will result in the denial of subscription until the missing information is provided.

Power of Attorney
Power of Attorney must be signed and dated by all appropriate parties.

Subscription Agreement
1)	(a) Complete the investment amount AND (b) fill in the Investor ID # if this is an additional investment.
2)	(a) Check the appropriate Account Type. (b) Initial the paragraph if the account type is marked with an “*”. (c) Provide the beneficiary information if the account type is marked with an “**”.
3)	Enter the Social Security number OR the Tax Identification Number of the investor, as applicable. If the investor qualifies as a non-US citizen, this form must be accompanied by Form W-8BEN.
4)	Enter the investor name or account title.
5)	List any authorized individual(s) authorized to act on behalf of the account; anyone listed must sign the Subscription Documents.
6)	Enter the legal address. It can not be a Post Office Box.
7)	Enter the mailing address where any mailings should be sent.
8)
Enter the Email account where you would like to receive monthly statements, annual statements, updated factsheets, manager commentary, and important communications. Investors may opt out of email delivery by checking the box. Pebble U. S. Market Fund, L.L.C., Pebble Asset Management, L.L.C., or any affiliates will not disclose the email addresses unless specifically authorized by the investor.

9)	Enter your telephone number and birth date.
10)	Lists the option for payment of the subscription. Specific delivery instructions can be found in Section 16.
11)
Enter the date of the prospectus and disclosure document given prior to your investment in the Fund. If the prospectus is dated more than 9 months from today, please obtain a current copy from your advisor or www.pebbleus.com.

12)	Investors must sign acknowledging that no backup withholding is required for this investment. Non-US citizens must submit a completed W-8BEN with the Subscription Documents.
13)	Enter the legal address for the Custodian for the account, if applicable.
14)	Signature requesting a subscription in the Pebble U. S. Market Fund, L.L.C.
15)	To be completed by the Financial Advisor.
16)	Delivery Instructions

Suitability Acknowledgement
The Suitability Acknowledgement must be competed and signed. The appropriate Representations and Warranties must be initialed by all executing investors.

Investors should return these Subscription Documents and payment to their Financial Advisor’s office address.

Subscription documents, payment, and any other required documents should be sent by the Financial Advisor to either:
1)    The appropriate person or office of the named Soliciting Advisor, if appropriate; or
2)    The custodial firm if one is required (sending document early in the month is best if it is to reach the Manager before month end); or
3)    Pebble U. S. Market Fund, L.L.C., c/o Pebble Asset Management, L.L.C., 3500 N Causeway Blvd., Suite 160, Metairie, LA 70002. Please check your firm’s procedures prior to sending paperwork directly to the Fund.

Payments and Subscription Documents must be received by the Manager of the Fund at least 5 business days prior to the end of the month.

Pebble U. S. Market Fund, L.L.C.
Power of Attorney

Pebble U. S. Market Fund, L.L.C.
c/o Pebble Asset Management, L.L.C.
3500 N Causeway Blvd, Suite 160
Metairie, LA 70002

Dear Sir/Madam:

Subscription for Units: I hereby subscribe for the number of Units of the Fund set forth on the completed and executed Subscription Agreement (minimum $5,000 for initial purchases, $1,000 for additions as described in the prospectus) page of the Subscription Documents at net asset value per Unit as set forth in the Subscription Agreement. I have (i) enclosed a check made payable to “Pebble U. S. Market Fund, L.L.C. Subscription Account”, in the full amount of my subscription, (ii) authorized a wire transfer to the Fund’s subscription account in the full amount of my subscription, or (iii) authorized my soliciting advisor to debit my customer securities account in the full amount of my subscription. If this subscription is rejected, all funds remitted by the undersigned herewith shall be returned without interest. Pebble Asset Management, L.L.C. may, in its sole discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Pebble Asset Management, L.L.C. at least 10 days before the end of the month, such attempted revocation is void and will not be deemed a written request for redemption. All Units are subject to prior sale.

Representations and Warranties of Subscriber: I have received the Prospectus. By submitting the Subscription Documents I am making the representations and warranties set forth in “Exhibit B – Subscription Representations” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein. If subscriber is not an individual, the person signing the Subscription Documents on the behalf of the subscriber is duly authorized to execute such documents. By signing the subscription documents, I am not waiving any rights under the federal or state securities laws.

Power of Attorney: In connection with my acceptance of Units in the Fund, I do hereby irrevocably constitute and appoint Pebble Asset Management, L.L.C., and its successors and assignees, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to file, prosecute, defend, settle, or compromise litigation, claims, or arbitrations on behalf of the Fund and make, execute, sign, acknowledge, swear to, deliver, record, and file any documents or instruments which may be considered necessary or desirable by Pebble Asset Management, L.L.C. to carry out fully the provisions of the Operating Agreement, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Operating Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency, or dissolution or any delivery by me of an assignment of the whole or any portion of my units in the Fund.

Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Documents have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund. Except as to matters of state or federal securities laws, these Subscription Documents shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

Date	Signature	Printed Name

Date	Joint Signature (if any)	Printed Name

Pebble U. S. Market Fund, L.L.C.
Subscription Agreement

Any person considering subscribing for limited liability company units (“Units”) in Pebble U. S. Market Fund, L.L.C. (the “Fund”) should carefully read and review a current prospectus. The Fund’s prospectus and disclosure document (the “Prospectus”) should be accompanied by the most recent monthly report of the Fund. The date on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

1)    (a) Investment Amount: $_______________________
(b) Is this an addition to an existing account? Investor ID Number: _____________________
(Additions to existing accounts should complete sections 11-15. Sections 2-10 and the Suitability Acknowledgement should be completed only if information has changed. By skipping Sections 2-10 and the Suitability Agreement, my signature below affirms that the information and acknowledgements from the original subscription are true and correct and apply to this additional investment.)

2)     (a) Account Type (choose one):
☐ Individual	☐ UGMA/UTMA	☐ Trust*	☐ Pension*
☐ Joint Tenants with	(Minor)	☐ Corporation*	☐ Defined Benefit*
Rights of Survivorship	☐ IRA **	☐ Partnership*	☐ Other*
☐ Tenants in Common	☐ IRA Rollover**	☐ Estate*	_____________
☐ Community Property	☐ Roth IRA**	☐ Foreign*
	☐ SEP**	☐ Profit Sharing*

(b) For each account type indicated with “*” above, each account owner should read and initial the following paragraph:

__________ Initial
The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited liability company; (2) U.S. government securities; and (3) managed futures (i.e. futures, forward, spot, and swap contracts). Additionally, the undersigned investor(s) acknowledges that the Fund’s Manager, Pebble Asset Management, L.L.C., has not been provided the investor’s charter or organizational documents as part of the Subscription Documents, and that, accordingly, neither the Fund nor the Manager will make a review or interpretation of such documents. Appropriate authorization documents, i.e. corporate resolution, must accompany the Subscription Documents, if applicable.

(c) For each account type indicated with “**” above, the account owner should provide a beneficiary designation statement or form listing all primary and contingent beneficiaries. Information should include marital status, name, gender, relationship, date of birth, social security number, address, and percentage. Any firm’s beneficiary form is acceptable as long as the required information is included. The statement or form must be signed by the account holder. Accounts submitted with an incomplete or no beneficiary statement or form will be accepted with the beneficiary designated as the estate of the account holder.

3)     Social Security or Tax ID: __________________________________

4)     Account Title: _______________________________________________________________________________

5)     Authorized Individuals:  ________________________________________________________________________________________
(List individual(s) authorized to act on behalf of the account for UGMA, Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit, and Other)

6)     Legal Address:  _______________________________________________________________________________
Street (No PO Boxes)             City    State    Zip Code

7)     Mailing Address:  _____________________________________________________________________________
(if different)           Street (No PO Boxes)             City    State    Zip Code

8)     Investor Email Address: ________________________________________________________________________
(Important communications, monthly statements, annual statements, performance factsheets, manager commentaries will be send through this address)

☐	Check box to opt out of electronic statement delivery

9)     Telephone/Date(s) of Birth (_____) ________________ /____________________________________
                                                                                                                                         (MMDDYY)

10)
The investor(s) named above, by execution and delivery of the Subscription Documents and by either (i) enclosing a check payable to “Pebble U. S. Market Fund, L.L.C. Subscription Account”; (ii) authorizing a wire transfer in the investor’s name to “Pebble U. S. Market Fund, L.L.C. Subscription Account” at Capital One Bank, NA; or (iii) authorizing the soliciting advisor to debit investor’s customer securities account in the amount set forth above, hereby subscribes for the purchase of Pebble U. S. Market Fund, L.L.C. Units at Net Asset Value per Unit.

11)
The named investor(s) further acknowledges receipt of the Fund’s Prospectus and Disclosure Document, including all exhibits, dated  May 28 , 2010, the terms of which govern the investment in the Units being subscribed for hereby.

12)	Investor Information and Signature Required
(a) United States Investors Only
Under penalties of perjury, I certify that: (1) The number shown on this form is my true, correct and complete social security number or taxpayer identification number; (2) I am not subject to backup withholding under the provisions of Sections 3406(a)(1)(c) of the Internal Revenue Code; and (3) I am a U. S. person.

(b) Non-United States Investors Only
Under penalties of perjury, by signature below I hereby certify that (1) I am not a citizen or resident of the United States or (2) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust. If either (1) or (2) are true, I have included Form W-8 BEN with the Subscription Documents. I certify that the Passport Number or Government ID Number provided is true, correct, and complete.

Date	Signature	Printed Name

Date	Joint Signature (if any)	Printed Name

13)	Custodian Name:	______________________________	____________________________________
(For Account Types: IRA, IRA Rollover, Roth, SEP)			Signature of Custodian (if applicable)
Custodian Legal Address:	________________________________________________________________________

13)     Custodian Name: ______________________________                    ____________________________________
(For Account Types: IRA, IRA Rollover, Roth, SEP)                 Signature of Custodian (if applicable)

   Custodian Legal Address: ________________________________________________________________________
Street (No PO Boxes)                City    State    Zip Code

14)
Investor(s) must sign (Executing and delivering the Subscription Documents shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. The signature(s) on the Subscription Documents authorize Pebble U. S. Market Fund, L.L.C. to send copies of the monthly reports, annual reports, and K-1 correspondence to my investment advisor named below.

Date	Signature	Printed Name

Date	Joint Signature (if any)	Printed Name

15)     To Be Completed by Registered Investment Advisor

I hereby certify that I have delivered a current copy of the complete and current Prospectus and Disclosure Document, discussed the pertinent facts including the fees, expenses and risks relating to an investment in Pebble U. S. Market Fund, L.L.C. with the above named client and that an investment in Pebble U. S. Market Fund, L.L.C. of not more than $___________________ is suitable for such client in light of such client’s needs, financial circumstances and investment objectives.

Investment Advisor Firm Name: _______________________________________________________________
Investment Advisor Representative Name: _______________________________________________________
Firm ID #: _______________
Address: ________________________________________________________________________________
Street ________________________________    City _______________  State ___________    Zip ______
Phone:  _________________                          Fax:  ________________               E-mail Address _______________

Investment Advisor Signature  _______________________________________                     Date _______________

Pebble U. S. Market Fund, L.L.C.
Suitability Acknowledgement

Completion in its entirety of the Suitability Acknowledgement is required by all investors.

Investor Name: _____________________________                       Joint Investor Name: _________________________________
Employer Name:  ____________________________                       Position: __________________________________________
Employer’s Address: ____________________________________________________________________________________
Street                                                      City                           State                                          Zip Code
Family Status:
☐ Married         ☐ Divorced         ☐ Single          ☐ Widowed

Annual Income:  $___________________________
Net Worth: $_______________________________
(excludes residence and automobiles)

Investment Objective (Check all that apply for this investment):
☐ Income	☐ Speculation	☐ Aggressive Growth
☐ Growth	☐ Preservation of Capital

Preservation of Capital: Focus is protecting current level of assets (Very Conservative).
Income: Focus is on income and preservation of principal (Conservative)
Growth: Focus is on generating long-term growth of capital (Conservative/Moderate).
Aggressive Growth: Focus is on generating growth and/or income with a willingness to assume a high level of risk (Aggressive).
Speculation: Focus is on generating highest potential for growth and/or income with a willingness to assume highest level of risk (Very Aggressive).

Note: Investors who choose Income or Preservation of Capital are not deemed to be suitable for investment in the Pebble U. S. Market Fund, L.L.C.

Risk Tolerance:
☐ Risk Adverse	☐ Aggressive	☐ Above Average
☐ Average	☐ Below Average

Note: Investors who are Risk Adverse should not invest in Pebble U. S. Market Fund, L.L.C.

Investment Horizon:
☐ Less than 1 year	☐ 3-5 years	☐ More than 10 years
☐ 1-3 years	☐ 5-10 years

Investment Experience (Please check all that apply):
Years of Investment Experience: _____
☐ Equities/Stocks	☐ Exchange Traded	☐ Municipal Bonds	☐ Futures
☐ Mutual Funds	Funds (ETF)	☐ Options	☐ Private Placements
☐ Real Estate	☐ Real Estate	☐ Insurance Products
☐ Corporate Bonds	☐ Investment Trusts (REIT)	☐ Commodities

US Patriot Act Requirements
Please provide a copy of the Driver’s License or valid government identification card.

Investor
ID Type: ______________	Issuer: ______________	ID# ______________	Expiration Date: _____________

Joint Investor
ID Type: ______________	Issuer: ______________	ID# ______________	Expiration Date: _____________

Admission to the Fund: Please be informed that you will not receive a certificate evidencing the Units that you are purchasing, but you will receive a written confirmation of the purchase in Pebble Asset Management, L.L.C.’s customary form.

Entities that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a commodity pool, or whether they are not a commodity pool.

•	The entity subscribing for units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators (“CPOs”) and members of the NFA. Provide NFA ID: ___________________
•
The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations. State the exemption claimed ____________________________________. Such entities must also provide a copy of the exemption letter filed with NFA by its sponsor and/or principals.

•	Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.

Representations and Warranties

By executing the Subscription Documents, the investor (for itself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Pebble Asset Management, L.L.C. and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity): Please initial each item to indicate your acknowledgement or representation. All investors must initial numbers 1-6 and any others that pertain to their situation.

1.	I am of legal age to execute the Subscription Agreement and am legally competent to do so.
2.
I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversification to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund.

3.
The address on the Subscription Documents is true and correct residence, and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Documents is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Unit holder, I will immediately furnish such revised or corrected information to Pebble Asset Management, L.L.C.

4.	Unless representation (9-12) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.
5.
I am either: (a) not required to be registered with the CFTC or to be a member of the National Futures Association (“NFA”); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA.

6.
I understand that the Subscription Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and Subscription Documents.

Retirement Accounts
7.
If I am representing an employee benefit plan, to the best of my knowledge, neither Pebble Asset Management, L.L.C., nor any of its affiliates: (a) has investment discretion with respect to the investment of my plan; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (9), an “employee benefit plan” includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate “pension” and profit-sharing plans, “simplified employee pension plans”, “Keogh” plans for self-employed individuals and individual retirement accounts (“IRAs”) under Section 408 of the Code.

8.
If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA under Section 408 of the Code, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Documents apply only to the beneficiary of that plan or IRA.

UGMA/UTMA Accounts
9.
If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

All Trusts or Corporations

10.
If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by these Subscription Documents on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase Units and enter into and be bound by the Subscription Agreement, and become a Unit holder under the Subscription Agreement.

By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Pebble Asset Management, or others in any subsequent litigation or other proceedings.

By signing below, the investor(s) are confirming that they comply with minimum net worth standards set forth in Exhibit B – “Pebble U. S. Market Fund, L.L.C. Subscription Representations” of the prospectus. All information contained in the Subscription Documents is true, complete, and correct. The investor will report any material changes in the information contained in the Subscription Documents to Pebble Asset Management, L.L.C. immediately.

Date	Signature	Printed Name

Date	Joint Signature (if any)	Printed Name

Exhibit D

Pebble U. S. Market Fund, L.L.C.
Request for Transfer Form

Please send original to:
Pebble U. S. Market Fund, L.L.C.
c/o Pebble Asset Management, L.L.C.
3500 N Causeway Blvd., Suite 160
Metairie, LA  70002

Dear Sir/Madam:

The undersigned hereby requests a transfer of ____________ units (“Units”) in the Pebble U. S. Market Fund, L.L.C. Series A (“Fund”). The undersigned hereby represents and warrants that the undersigned is the true, lawful, and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct.

Transfer Details:

Current Unit Holder
Investor ID#: ___________________________
Account Title: ____________________________________________________________
Address: ________________________________________________________________
Street         City       State       Zip Code
SS# or Tax ID#: ___________________________
Account Type: ___________________________

Transfer to the Account of:
Investor ID# ___________________________
(if applicable)
Account Title:  ________________________________________________________________
Address: _________________________________________________________________
Street         City       State       Zip Code
SS# or Tax ID#: ___________________________
Account Type:  ___________________________

Signatures (Must be identical to name(s) in which Units are registered)

Date	Authorized Signature of Unit Holder	Printed Name

Date	Joint Signature (if any)	Printed Name

The undersigned, as Transferee, represents that all information provided to the Fund in the form of executed Subscription Documents is true and correct as of the date of submission of the request for transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agree to accept such transferred Units for its account and risk.

Date	Authorized Signature of Unit Holder	Printed Name

Date	Joint Signature (if any)	Printed Name

Transfer requests must be accompanied by executed Subscription Documents in order to be considered for acceptance.

D-1

Exhibit E

Pebble U. S. Market Fund, L.L.C.
Request for Redemption

Please send original to:
Pebble U. S. Market Fund, L.L.C.
c/o Pebble Asset Management, L.L.C.
3500 N Causeway Blvd., Suite 160
Metairie, LA  70002

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Subscription Documents of Pebble U. S. Market Fund, L.L.C. Units will be redeemed at the month-end net asset value, as described in the Subscription Documents, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by Pebble Asset Management, L.L.C. of the redemption request, provided that this request for redemption is received ten (10) business days prior to the end of such month.

Amount of Redemption:  $________________________                      or  ☐       Full Redemption
(Minimum redemption amount of $the then current Net Asset Value of a Unit is required if less than all Units, subject to remaining investment of $5,000. Check the box if it is a full redemption)

Delivery Method:      ☐ Check    or     ☐   Bank Wire Transfer (Bank wire transfer fees apply)

Investor ID#: ___________________________
Account Title: ___________________________________________________________________________________________
Address: _______________________________________________________________________________________________
Street                City       State       Zip Code
SS# or Tax ID#:  ___________________________
Account Type:  ___________________________
Name of Custodian (if applicable): ____________________________________________________________________________
Custodian Address: _______________________________________________________________________________________
Street             City       State       Zip Code

Bank Name: ______________________________________________________________________________________________
Bank Address:  ___________________________________________________________________________________________
Street             City       State       Zip Code

ABA Number: ___________________________
Account Name: ___________________________________________________________________________________________
Account Number:  ____________________________________
Additional Information: _____________________________________________________________________________________

The undersigned hereby represents and warrants that the undersigned is the true, lawful, and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct. Signatures must be identical to name(s) in which Units are registered.

United States Investors Only
Under penalties of perjury, I certify that: (1) The number shown on this form is my true, correct and complete social security number or taxpayer identification number; (2) I am not subject to backup withholding under the provisions of Sections 3406(a)(1)(c) of the Internal Revenue Code; and (3) I am a U. S. person.

Non-United States Investors Only
Under penalties of perjury, by signature below I hereby certify that (1) I am not a citizen or resident of the United States or (2) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

Date	Authorized Signature of Unit Holder	Printed Name

Date	Joint Signature (if any)	Printed Name

E-1

Exhibit F

Pebble U. S. Market Fund, L.L.C.
Delivery Instructions

Bank Wire Transfer

Wire subscription amount to:

Capital One Bank, NA
ABA#	xxxxxxxxx
Account Name:	Pebble U. S. Market Fund, L.L.C. Subscription Account
Account Number:	xxxxxxxxxx
FBO:	Unit holder’s name

Capital One Bank, NA is the banking institution for Pebble U. S. Market Fund, L.L.C. Capital One will hold your investment until the cut-off date, the date of your effective investment. Please note the Capital One Subscription Account is non-interest bearing. Please make sure the amount of money received by the Fund is net and equals the amount shown on the Subscription Documents.

Check

If you choose to submit the subscription amount by check, please mail the check to:

Pebble U. S. Market Fund, L.L.C.
c/o Pebble Asset Management, L.L.C.
3500 N Causeway Blvd., Suite 160
Metairie, LA  70002

Make sure the check is made payable to “Pebble U. S. Market Fund, L.L.C. Subscription Account”.

Please mail subscription checks so they will be received more than 5 business days prior to the end of the month. Pebble Asset Management, L.L.C. reserves the right to reject subscription checks received later than 5 business days prior to the end of the month.

F-1

Dealer Prospectus Delivery Obligation

This is a continuous offering. All dealers or advisors that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. The current prospectus can be printed or downloaded from the Fund website at www.pebbleus.com.

Part II – Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this registration statement.

Securities and Exchange Commission Filing Fee	$5,580
Blue Sky (State) Filing Fees	$10,000
Federal Taxes	$0
State Taxes	$0
Transfer Agent Fees	$0
Printing Expenses	$5,000
Fees of Counsel	$25,000
Fees of Certified Public Accountant	$15,000
Total	$60,580

Item 14. Indemnification of Directors and Officers.

Indemnification and Standard of Liability, p. 17

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

(a) Exhibits

Number	Description of Document

1.01	Form of Referring Advisor Agreement

3.01	Pebble U. S. Market Fund, L.L.C. Subscription Agreement (included as Exhibit A to the Prospectus and Disclosure Document)*

3.02	Certificate and Articles of Organization*

5.1	Opinion of Milling, Benson, and Woodward, LLP relating to the legality of the Units.*

8.01	Opinion of Milling, Benson, and Woodward, LLP relating to the federal income tax consequences of the Units (including consent required by Item 23.01). *

10.01	Form of Customer Agreement between the Fund and TradeStation Securities/R J O’Brien. *

10.02	Subscription Documents (included as Exhibit C to the Prospectus and Disclosure Document) *

23.01	Consents of Milling, Benson, Woodward, LLP (included as Exhibit 5.01) *

23.02	Consents of Silberstein Ungar, PLLC

23.03	Consents of Richard A Melancon, CPA *

___________________________
*  Previously filed

  (b) Financial Statement Schedules

No Financial Schedules are required to be filed herewith.

i

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:
(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

ii

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

iii

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Managing Partner of the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Metairie, state of Louisiana, on the  28th day of May, 2010.

Pebble U. S. Market Fund, L.L.C.

By:	Pebble Asset Management, L.L.C.
Manager

By:	/s/ Timothy Skarecky
Title: Manager, Pebble Asset Management, L.L.C.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Manager of the Registrant in the capacities and on the 28th day of May 2010.

Pebble Asset Management, L.L.C.
Manager of the Registrant

iv

Exhibit Index

Number	Description of Document

1.01	Form of Referring Advisor Agreement

3.01	Pebble U. S. Market Fund, L.L.C. Subscription Agreement (included as Exhibit A to the Prospectus and Disclosure Document)*

3.02	Certificate and Articles of Organization*

5.1	Opinion of Milling, Benson, and Woodward, LLP relating to the legality of the Units.*

8.01	Opinion of Milling, Benson, and Woodward, LLP relating to the federal income tax consequences of the Units (including consent required by Item 23.01). *

10.01	Form of Customer Agreement between the Fund and TradeStation Securities/R J O’Brien. *

10.02	Subscription Documents (included as Exhibit C to the Prospectus and Disclosure Document) *

23.01	Consents of Milling, Benson, Woodward, LLP (included as Exhibit 5.01) *

23.02	Consents of Silberstein Ungar, PLLC

23.03	Consents of Richard A Melancon, CPA *

___________________________
*  Previously filed